                                                                   EXHIBIT 10.45

                             GLOBAL SUPPLY AGREEMENT

This Global Supply Agreement is entered into as of this 21st day of November 2002 (the "Effective Date") by and between APPLIED MATERIALS, INC., a Delaware corporation, with places of business in Santa Clara, California, and Austin, Texas, and SATCON TECHNOLOGY CORPORATION, having its principal place of business in Cambridge, Massachusetts.

In consideration of the mutual promises and other valuable consideration set forth in this Agreement the parties agree as follows:

1.   DEFINITIONS.

In addition to those definitions set forth elsewhere in this Agreement, the following capitalized terms shall have the meanings specified below:

(a) "Agreement" means (i) this Global Supply Agreement, (ii) all Attachments, and (iii) all Authorized Demand Signals, as each may be amended from time to time.

(b) "Applied" means Applied Materials, Inc., including its subsidiaries existing on or after the Effective Date.

(c) "Applied Web Site" means the password-protected Web site maintained by Applied and located at http://gmox.amat.com, to which Supplier may be given access for the purpose of performing under this Agreement.

(d) "Attachment" means any document that is referenced in this Global Supply Agreement and either attached hereto or located on the Applied Web Site. All Attachments are deemed to be incorporated into this Agreement by this reference.

(e) "Authorized Demand Signal" means an order for Item(s) communicated pursuant to this Agreement by Applied to Supplier via (i) a purchase order (whether in hardcopy or electronic form), (ii) EDI or other electronic transmission, or
(iii) Applied's designated on-line purchasing system. All Authorized Demand Signals are deemed to be incorporated into this Agreement by this reference.

(f) "Internal Applied Data" means planning data, product engineering or manufacturing data, information, forecasts, Specifications or Confidential Information that is recorded, displayed, maintained or accessed on the Applied Web Site or other Applied internal databases or intranets.

(g) "Item" means a component, equipment, material, subassembly or other good and related software and services specified in (i) Attachment 1, (ii) an Authorized Demand Signal; or (iii) a purchase order delivered by Applied to Supplier prior to the Effective Date and undelivered as of such date.

(h)  "Parties" means Applied and Supplier.

(i) "Specifications" means such drawings, designs, instructions, technical or performance requirements or other technical information relating to the design, development, manufacture, installation, assembly, testing and/or use of one or more Items.

(j) "Sub-tier Supplier" means a member of Supplier's direct or indirect sub-tier supply base (including, without limitation, subcontractors and vendors of Supplier) that provides goods and/or services in connection with an Item.

  GSA-Rev. D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

(k) "Supplier" means SatCon Technology Corporation and those of its subsidiaries and affiliates authorized in writing by Applied to perform under this Agreement.

1.   SCOPE OF AGREEMENT; TERM.

(a) SCOPE OF AGREEMENT. This Agreement sets forth the terms and conditions governing the purchase and sale of Items, the relationship between Applied and Supplier, and compliance with Applied's business processes and is intended to supplant any and all previous agreements, including the "Manufacturing Agreement" between the parties dated 20 February 1997 and "Addendum" dated 20 March 2000. Applied's current business processes and requirements for certain matters covered by this Agreement, including packaging, delivery, shipment, crating and repair of Items, are set forth in the Attachments. Applied Materials, Inc. and its subsidiaries shall be entitled to purchase and use Items from Supplier under this Agreement, and shall have all of the rights and obligations of "Applied" under this Agreement. As to any purchase of Items under this Agreement by Applied Materials, Inc., all obligations under this Agreement are the sole obligations of Applied Materials, Inc. As to any purchase of Items under this Agreement by a subsidiary of Applied, all obligations under this Agreement are the sole obligations of such subsidiary. This Agreement shall not apply to Applied's purchase, and Supplier's sale, of any goods or services pursuant to (i) a purchase order or other agreement which expressly identifies this Global Supply Agreement and states that the terms and conditions of the purchase order or other agreement, rather than this Agreement, shall govern the transaction; or (ii) a joint development or license agreement, except to the extent expressly provided therein.

(b) TERM. This Agreement shall commence on the Effective Date and, unless extended as set forth in this Section 2 or terminated as set forth in Section 21, shall expire on 31 October 2004 (the "Term"). At any time prior to expiration of the Term, Applied may, at its sole option, extend the Term for an additional period not to exceed six (6) months by delivering written notice to Supplier of such extension. The Parties acknowledge that after the Term they may desire to renew this Agreement or enter into a similar volume supply agreement. If Supplier decides during the Term that it does not wish to enter into such renewal or volume supply agreement, Supplier shall provide notice thereof to Applied at least six (6) months prior to the expiration of the Term.

(c) UPDATING BUSINESS PROCESSES. Applied regularly undertakes to refine and improve its business processes. In that regard, Applied shall have the right to amend any Attachment, other than Attachment 1 and Attachment 7, by posting the amended Attachment on the Applied Web Site, and by giving notice thereof to Supplier in writing or in the form of a notification appearing on the Applied Web Site, or by other electronic means. Supplier agrees to regularly access the Applied Web Site to review any amended Attachments. If Supplier fails to object to an amendment to an Attachment within thirty (30) days after the date on which the amended Attachment is posted on the Applied Web Site, then such amended Attachment shall be deemed to be accepted by Supplier as an Attachment to this Agreement, effective as of the posting date. All modifications to Attachment 1 and Attachment 7 shall be upon the mutual written agreement of the Parties.

3.   ORDERS.

(a) ORDERS. All orders for Items shall be in the form of an Authorized Demand Signal. An Authorized Demand Signal shall (i) identify the Item(s) requested;
(ii) state the quantity, date, time and place of delivery, and price of the Item(s) requested (unless previously specified in Attachment 1, which shall control); and (iii) specify if it is for a Spares Down Order (as defined in this Agreement). Supplier shall accept communications of Authorized Demand Signals in the format designated by Applied.

(b) ACCEPTANCE/REJECTION OF ORDERS. Supplier shall promptly communicate its acceptance or rejection of an Authorized Demand Signal. Supplier shall not, however, reject an Authorized Demand Signal for

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

Items set forth on Attachment 1 so long as the Authorized Demand Signal conforms to the terms and conditions of this Agreement. Any notice of rejection shall state the specific grounds for such rejection. Certain Authorized Demand Signals shall be deemed to be accepted as follows:

     (i) An Authorized Demand Signal that is for a "Spares Down Order" will be deemed accepted by Supplier upon the expiration of one (1) business hour after its receipt by Supplier unless Supplier objects by electronic or telephonic notice within said one (1) business hour period (any telephonic notice of rejection shall be followed by the delivery of written or electronic notice to Applied within one (1) business day of delivery of the rejected Authorized Demand Signal (Supplier business hours are 8:00 am to 5:00 pm Eastern Time)

     (ii) An Authorized Demand Signal sent via EDI or other electronic transmission will be deemed accepted by Supplier upon the expiration of four (4) hours after the time it is issued, unless Supplier objects by electronic notice within said four (4) hour period; and

     (iii) An Authorized Demand Signal that is an Applied purchase order (whether in hard copy or electronic form) shall be accepted upon the terms specified within such order.

In all events, any objection by Supplier to the terms of an Authorized Demand Signal shall be deemed waived upon Supplier's delivery of Items.

(c) ORDER ADJUSTMENTS. Supplier acknowledges that, due to the highly cyclical nature of the semiconductor equipment industry and other factors, Applied may be required to modify Authorized Demand Signals from time to time. Applied may increase the quantity of Items in any Authorized Demand Signal at any time prior to the scheduled delivery date and, provided such increase falls within the Quantity Flexibility Matrix set forth below, (i) Supplier will deliver such increased quantity with no additional charges including accelerated delivery, expedite fees or the like, and (ii) such increase will not affect the delivery schedule of Items previously ordered.

          Weeks until                     0 - 2         3 - 5        6 - 10        11 - 20       21 + __
          Delivery Date                   weeks         weeks        weeks         weeks         weeks
          ----------------------------------------------------------------------------------------------
          Flexibility of Quantity         0%            25%          50%           100%          200%
          of Items in an
          Authorized Demand
          Signal

If Applied requires an increase in the quantity of Items in any Authorized Demand Signal and such increase does not fall within the Quantity Flexibility Matrix set forth above, then, if feasible and as mutually agreed upon by the Parties, Supplier will provide such increased Items in accordance with the modified Authorized Demand Signal and Applied shall pay costs resulting there from, provided such costs are (i) reasonable; (ii) authorized by Applied in writing in advance of delivery; and (iii) identified separately from the unit price on Supplier's invoice to Applied.

(d) REDUCTION OR CANCELLATION OF AN AUTHORIZED DEMAND SIGNAL. If Applied requires a reduction in the quantity of Items in any Authorized Demand Signal, or cancels any Authorized Demand Signal, the Parties' respective rights and obligations shall be: (i) as specified in Section 16 if the Item set forth in such Authorized Demand Signal is a VMI Item (as defined in Section 16); or (ii) in Section 21(b) if the Item set forth in such Authorized Demand Signal is not a VMI Item.

(e) PURCHASES BY AUTHORIZED THIRD PARTY. Certain Items may be (i) incorporated into subassemblies or other products made for Applied by a third party; or (ii) otherwise processed by a third party. In such

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL
event, Applied may designate the third party as authorized to purchase such Item(s) from Supplier and, upon Supplier's receipt of notice thereof, Supplier shall enter into an agreement with such third party to sell such Item(s) to such third party on terms (including pricing) consistent with and no less favorable than the terms set forth in this Agreement.

(f) NO VOLUME COMMITMENT. Applied does not commit to purchase a specific volume of any Item from Supplier except as specified in an Authorized Demand Signal and, subject to Supplier's IP Rights (as defined in section 11(b)), Applied may manufacture or buy goods and/or services from third parties that are identical or similar to the Items.

4.   PRICING.

(a) CONTRACT PRICE. "Contract Price" means the domestic and/or export price in U.S. Dollars for an Item as set forth on Attachment 1; provided, that if a price for an Item is not specified on Attachment 1, then the Contract Price shall be the price set forth in an Authorized Demand Signal that is accepted by Supplier in accordance with this Agreement. The Contract Price for each Item shall remain in effect throughout the Term, except for any price reductions or other changes mutually agreed to by the Parties in writing.

(b) PRICING COMPONENTS. The Contract Price, and any quotations for Items, shall include all finishing, testing, inspecting and packaging fees, applicable royalties and all applicable taxes (excluding sales, use and similar taxes). Any quotations for Items shall include all costs relating to warranties and such costs shall be separately identified and itemized. Any quotations for Items shall not include any amounts relating to (i) initial set-up charges; (ii) costs for special dies, tools, patterns or test fixtures; and (iii) non-recurring engineering fees amortized into the per unit price, unless separately identified and itemized. Quotations for prototypes shall reflect the total value of Applied's business with Supplier. In this regard, Supplier shall consider providing a specific number of prototype Items free of charge and/or pricing prototypes at or near volume pricing.

(c) TRANSPORTATION COSTS. For Items to be delivered to a destination within the country of origin, pricing in a quotation or as set forth in Attachment 1 shall not include any transportation costs other than insurance expense, which shall be separately identified and itemized. For Items to be delivered outside the country of origin, all costs for shipping, import/export fees, customs, insurance and other transportation expenses, for which reimbursement to Supplier is applicable, shall be separately identified and itemized in a quotation.

(d) PRICE REDUCTIONS. Supplier shall implement all committed price reductions set forth in this Agreement and on Attachment 1. All quantities of Items purchased by Applied and its subsidiaries purchasing under this Agreement will be aggregated for purposes of calculating applicable price reductions. Any change in circumstances (such as an increase in Applied's purchase volume, or a decline in industry conditions), may result in a review of Agreement terms and/or negotiated reduction in the Contract Price.

(e) TAXES. Applied will pay any applicable sales, use or similar tax imposed in connection with the sale of Items to Applied; provided, that Supplier shall not charge or collect, and Applied shall have no liability for, taxes on any sale of Items for which Applied has provided Supplier with an appropriate resale certificate or other documentation evidencing an exemption from such taxes. For all sales of Items upon which tax reimbursement to Supplier is applicable, Supplier shall separately identify and itemize all applicable taxes on invoices submitted to Applied.

(f) FAVORED CUSTOMER. Subject to Section 9 of this Agreement regarding prohibited activities and confidentiality, Supplier warrants and agrees that, if such sales are permitted, it will not sell to any third

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL
party, goods or services similar or identical to any Items upon terms (including pricing, discounts, and delivery) which are more favorable than those set forth in this Agreement. When making the determination as to whether terms are more favorable, Supplier shall take into account the price of an Item independently and the cumulative volume of business between Supplier and Applied. If Supplier offers more favorable terms to any third party, then Supplier will provide prompt notice to Applied, and if agreed upon by Applied, this Agreement shall be modified to include the more favorable terms. If, as a result of any such modification, the pricing of an Item is reduced, Supplier will issue a refund or credit to Applied, at Applied's option, in an amount equal to the savings Applied would have realized if Applied had been offered the more favorable term on the date such term was initially offered to the third party. Notwithstanding the foregoing, in no event shall Supplier offer or sell Items to Applied at prices or on terms that would be unlawfully discriminatory under applicable law.

5.   DELIVERY OF ITEMS.

(a) DELIVERY REQUIREMENTS. Time is of the essence as to the delivery of all Items ordered under this Agreement. Supplier shall meet the (i) negotiated lead time; (ii) order adjustment requirements as set forth in Section 3; and (iii) time, date, location and other delivery requirements for Items, as specified in Attachment 1 or, if not set forth in Attachment 1, as set forth in the Authorized Demand Signal for said Items, irrespective of which Applied organization or division has issued the Authorized Demand Signal. Delivery will be considered timely only if Items are delivered in the correct quantity, and at the time, date and location specified in the Authorized Demand Signal. If necessary for Supplier to meet its delivery requirements, Supplier at its expense, will use expedited delivery methods to complete and deliver the Items.

(b) DELIVERY REQUIREMENTS FOR SPARES DOWN ORDERS. Supplier acknowledges that it may be necessary to provide expedited support and delivery service for the division of Applied responsible for furnishing spare parts and service to Applied's customers, referred to as Customer Productivity Solutions ("CPS") or its successor entity. As to any Authorized Demand Signal identified as a "Spares Down Order," Supplier shall (i) respond (via telephone or electronically) within one (1) hour to any Applied inquiry relating to a Spares Down Order; (ii) ship the Items set forth in the Spares Down Order within four (4) hours following receipt of a Spares Down Order if such Order is sent to Supplier before 2:00 p.m. Supplier local time; or if the Spares Down Order is sent to Supplier after 2:00 p.m. Supplier local time, then before 12:00 p.m. Supplier local time the following business day; and (iii) notify (via telephone or electronically) Applied when the Item set forth in the Spares Down Order leaves the Supplier's facility. If Supplier cannot meet all of Applied's delivery requirements for Items ordered, then Supplier shall (A) provide notice to Applied of such event, and (B) prioritize Items set forth in a Spares Down Order over other Items ordered via any other Authorized Demand Signal. Supplier shall comply with any special packaging and labeling requirements as to any Spares Down Order, as set forth in the Attachments entitled "Unit Packaging Label Specifications" (Attachment 2) and "Packaging (0250-0098)" (Attachment 3a) and "Marking (0250-01033)" (Attachment 3b) located on the Applied Web Site.

(c) REMEDIES. If Supplier fails to deliver any Item at the time and place set forth in the Authorized Demand Signal, Applied shall have the right, at its sole option, to (i) require Supplier, at Supplier's expense, to use expedited delivery methods to complete and deliver the Items; (ii) allocate or redirect the Supplier's deliveries of Items to certain Applied facilities; (iii) reverse manufacture Items previously purchased by Applied to obtain component parts and then debit Supplier the reasonable fair market value for those unused remaining component parts that Applied returns to Supplier excluding Items that are proprietary to Supplier as designated in Attachment 1("Proprietary Items"); or
(iv) purchase products comparable to the Item in the open market or from other suppliers and charge Supplier with any cost differential between the Contract Price and the price paid in the open market or to other suppliers, which cost may include premium costs for expedited delivery and administrative costs.

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

6.   SHIPPING AND RISK OF LOSS.

(a)  SHIPPING AND PACKAGING REQUIREMENTS.

     (i) Supplier will ship all Items in accordance with Attachment 4 entitled "Transportation Routing Guide" located on the Applied Web Site, including use of approved carriers as may be applicable given the classification of the shipment (i.e., domestic or international).

     (ii) Supplier shall comply with any special packaging and labeling requirements for Items as set forth in the Attachments entitled "Unit Packaging Label Specifications" (Attachment 2) and "Packaging (0250-0098)" (Attachment 3a) and "Marking (0250-01033)" (Attachment 3b) located on the Applied Web Site. In the event such Attachments are not applicable to an Item, the Item shall be packaged, marked and labeled in accordance with best commercial practices. In all events, however, Supplier must include a valid packing slip number or package ID on each package or shipment of Items.

(b)  SHIPMENTS AND INSURANCE.

     (i) US-BASED SHIPMENTS. For Items manufactured in the United States where the applicable destination point is also in the United States, Applied shall be responsible for all costs and expenses (other than insurance) to deliver the Items to the applicable destination point once such Items have been tendered to the carrier, provided that Supplier complies with Applied's Transportation Routing Guide then in effect. All delivery costs and expenses for such shipment shall be specified as "Freight - Third Party Bill" on bills of lading or shipping receipts, to be paid directly by Applied. Unless specifically approved by Applied in advance, Applied shall not be responsible for, delivery costs and expenses (i) in excess of the costs determined under Applied's Transportation Routing Guide for applicable delivery methods; (ii) payable to carriers not approved under Applied's Transportation Routing Guide, (iii) incurred as a result of Supplier's need to use expedited delivery methods, unless such expedited delivery methods are approved by Applied in advance in writing, or
(iv) incurred in connection with the transportation of Items between Supplier and a Sub-tier Supplier or any other supplier.

     (ii) OTHER SHIPMENTS. For Items not covered by Section 6(b)(i) above, Supplier shall be responsible for the initial payment of all delivery costs and expenses, which have been previously approved by Applied, to deliver the Items to the applicable destination point. Upon submission to Applied of an itemized invoice, Applied shall reimburse the supplier all costs for shipping, import/export fees, customs, additional insurance and other transportation expenses.

     (iii) INSURANCE AND RISK OF LOSS. In all events, Supplier shall be responsible to insure such Item during transport up to at least the Contract Price of such Item. Supplier shall be responsible for the risk of loss to an Item until delivered to the applicable destination point and accepted by Applied. In addition, Supplier's responsibility for risk of loss continues with respect to any Item rejected by Applied, or as to any Item for which acceptance is revoked, except if such loss is caused by the gross negligence of Applied's employees acting within the scope of their employment.

7.   ACCEPTANCE AND TITLE TRANSFER.

(a) ACCEPTANCE AND TITLE TRANSFER. Title to an Item will only transfer to Applied upon acceptance of an Item. Acceptance shall occur only in the event that: (i) Applied or its designee has received the Item at the specified destination point; and (ii) either (1) Applied or its designee has entered the
Item into Applied's internal systems, or (2) a period of twenty-four (24) hours from the delivery of the Item has elapsed, whichever come first. At any point prior to acceptance, Applied may reject and return any Item that does not conform to the applicable Specifications and incur no liability or obligation related to such

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

Item. As to Items that are rejected and returned, Applied may recover and offset or adjust payments in respect of such Items, including any costs or fees related to shipping and insuring such Items.

(b) PAYMENT UPON CONSUMPTION MODEL. "Payment Upon Consumption" means a payment process by which Supplier would retain title to all Items until such time as Applied has fully integrated such Items into the products manufactured by Applied. Upon Applied's request to implement a Payment Upon Consumption process, Supplier will not unreasonably refuse to do so, and the Parties agree to negotiate in good faith to enter into an agreement setting forth the terms and conditions of such process.

8.   PAYMENT.

(a) PAYMENT TERMS. Payment by Applied for an Item will be made thirty (30) days from the later of the date of (i) Applied's receipt of an invoice for the Item consistent with the terms of this Agreement and (ii) Applied's acceptance of the Item per Section 7(a) above. If payment is made within fifteen (15) days of the later of either (i) or (ii) above, Applied may deduct two percent (2%) from the amount due as a prompt payment discount. Applied is authorized by Supplier to make payments under this Agreement by either check or electronic funds transfer, and Supplier shall provide Applied with the information necessary for electronic funds transfer capability.

(b) INVOICES. Upon mutual agreement, Supplier shall participate in Applied's Evaluated Receipts Settlement ("ERS") program, whereby Supplier is paid based on the quantity of Items received and the Contract Price for such Items, without Supplier providing an invoice. The terms and conditions of the ERS program are as set forth in Attachment 5 entitled "ERS Program Requirements" located on the Applied Web Site. If the Parties agree that Supplier will not participate in the ERS program, then Supplier will remit an Item invoice to Applied no earlier than when the Item is shipped to Applied and adhere to the requirements for invoices section of Attachment 5 entitled "Invoicing Requirements for Non-ERS Suppliers" located on the Applied Web Site.

(c) EFFECT OF PAYMENT AND RIGHT TO OFFSET. Applied's payment for an Item shall not preclude revocation of acceptance. All payments shall be subject to adjustment for errors and shortages.. Applied may at any time set off any amount owed by Applied to Supplier against any amount owed by Supplier to Applied.

(d) RECONCILIATION OF PAYMENT DISCREPANCIES. As to any payment discrepancy, including any claim by Supplier against Applied for payment, nonpayment, damages or other adjustments as to delivered Items (a "Payment Discrepancy"), Supplier must, as a condition precedent to any such claim, give notice of its Payment Discrepancy claim by properly completing and delivering to Applied a Payment Discrepancy notification for all delivered Items within ninety-six (96) days from the earliest of any of the following which discloses a Payment Discrepancy:
(i) the issuance of an ERS report under the ERS program; (ii) the date on which an invoice is returned to Supplier; (iii) the date of partial payment or (iv) the date of delivery of notice to Supplier of a Payment Discrepancy. The required Payment Discrepancy form, submission procedures and contact information are as set forth in Attachment 6 entitled "Supplier Payment Discrepancy Claims Process located on the Applied Web Site.

9.   CONFIDENTIALITY AND PROHIBITED ACTIVITIES.

(a) GENERAL. "Confidential Information" means all information obtained by, disclosed to, or developed by Supplier and that is based on, incorporates, constitutes or derived from any of the following: (i) samples, schematics, drawings, designs, Specifications, manuals, Applied Forecasts or other forecasts, Authorized Demand Signals, customer information and other technical, business, financial or trade secret information obtained from or through Applied, including Internal Applied Data; and (ii) all other proprietary, technical, business, financial or trade secret information obtained by Supplier from or through Applied, Applied's customers and/or Applied's suppliers during the term of Applied and

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

Supplier's business relations, or in connection with the negotiation, performance or enforcement of the Agreement. Confidential Information does not include information that (A) includes Supplier IP Rights (B) is or becomes a matter of public knowledge through no fault or act of Supplier; (C) is rightfully received by Supplier from a third party not subject to restriction on disclosure of such information; (D) is independently developed by Supplier without the use of any Confidential Information; or (E) was rightfully in the possession of Supplier prior to its disclosure by or on behalf of Applied; provided, however, that such information shall be Confidential Information to the extent that (1) such information constitutes specific information, even if it is embraced by more general information which is a matter of public knowledge or in the possession of Supplier, or (2) such information is a combination of individual items of information, even if that combination could be reconstructed from non-confidential sources if none of the non-confidential sources shows the whole combination and its principle of operation; and, provided further, that the sale or unrestricted disclosure of an Item or other article or product made through a confidential manufacturing process of Applied shall not be deemed to constitute a public disclosure of the process. Supplier shall be permitted to disclose Confidential Information to the limited extent required pursuant to a valid order of a court or authorized government agency, provided Supplier has given Applied a prior opportunity to defend, protect or limit such disclosure. Applied grants to Supplier the right to use Confidential Information solely for the purpose of providing Items to Applied. Supplier will provide Confidential Information only to those individuals who need to know such Confidential Information to provide Items to Applied and shall ensure that it is clearly marked as "Applied Materials Confidential Information." Supplier shall use reasonable care to protect the confidentiality of Confidential Information, and in any event, Supplier shall use at least that degree of care that Supplier uses to protect it own like information.

(b) PROHIBITED ACTIVITIES. Except as expressly authorized in Section 9(a) above, Supplier shall not use or disclose any Confidential Information for any purpose, including: (i) reverse engineering the Items; (ii) developing, designing, manufacturing, engineering, refurbishing, selling or offering for sale, any good or service which may be used or sold as a replacement for any Item or other good used on or with Applied equipment for which Applied provided Supplier with Applied Confidential Information at any time, including modifications to any Item; or (iii) assisting any third party in any manner to perform any such activities. In addition, Supplier shall not make or sell to any third party any good or service that may be used or sold as a replacement for any Item or other good used on or with Applied equipment for which Applied provided Supplier with Confidential Information at any time, including modifications to Items. Further, Supplier agrees not to disclose to Applied any information that Supplier or any third party regards as proprietary or confidential. Applied may use without restriction any and all information disclosed to it by Supplier except as Applied otherwise agrees in writing under any nondisclosure agreement ("NDA") between the parties.

(c) OTHER NDA'S. During the business relationship between Supplier and Applied one or more NDA's may be, or may have been, entered into. In the event of an apparent conflict between or among provision(s) of this Agreement and any NDA, such provisions shall be read in a mutually consistent way, or if no such reading is reasonably possible, the provision(s) that are most protective of Confidential Information shall take precedence over conflicting or less protective provision(s).

(d) EQUITABLE RELIEF. Supplier agrees that Applied would suffer irreparable harm for which monetary damages are an inadequate remedy, and that equitable relief is appropriate, if Supplier were to breach or threaten to breach any obligations in this Section 9.

(e) PRESS RELEASES/PUBLICITY NOT AUTHORIZED. Supplier will not issue any press release, advertising, publicity or public statement or in any way engage in any other form of public disclosure that indicates Applied's relationship with Supplier or implies any endorsement by Applied of Supplier or Supplier's products or services, without the prior written approval of Applied. Nothing herein, shall preclude

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL
disclosure as required by law, provided Supplier has given Applied prior notice and an opportunity to contest the necessity of such disclosure.

(f) DISPOSAL OF CONFIDENTIAL INFORMATION. Upon the termination or expiration of the Agreement, and otherwise upon the request of Applied, Supplier will promptly return to Applied all Confidential Information and all documentation that reveal or are based in any way on Confidential Information, and permanently eliminate the same from all of its computer and information storage systems. Thereafter, Supplier shall cease all use of Confidential Information. Supplier may, however, with Applied's prior written approval, destroy any Applied Confidential Information or documentation, provided that Supplier certifies to Applied the destruction of such Confidential Information or documentation reflecting same. In addition, Supplier agrees it will immediately return to Applied any materials provided to it to facilitate electronic access to Internal Applied Data, including any K-zone key, documents, software or other items.

10.    ELECTRONIC ACCESS TO INTERNAL APPLIED DATA.

(a) GENERAL. If Supplier is granted access to Internal Applied Data then, in addition to Supplier's obligations under Sections 9 and 11, the terms and conditions of this Section shall apply. Supplier's access to the Internal Applied Data is subject to compliance with (i) the terms of use, if any, of the Applied Web Site or such other database or intranet, as applicable, and (ii) any technical and security requirements of Applied, including the issuance of passwords and requirements related to using Applied's Virtual Private Network and "K-zone" key. Applied may terminate Supplier's right of access or change the method of access to the Internal Applied Data at any time. In no event shall Supplier facilitate or enable access to Internal Applied Data by any Sub-tier Supplier or other third party.

(b) USE. If Applied grants Supplier access to the Internal Applied Data, then Supplier shall have the limited right to download, store, display and use Applied Internal Data for the sole purpose of performing its obligations under this Agreement in connection with the design, manufacture and sale of Items to Applied. Supplier may not use the Applied Internal Data in any other way, commercially or otherwise. Unless otherwise notified by Applied, Supplier may store copies of Internal Applied Data on Supplier's networks and information storage systems, provided, such Internal Applied Data is stored either on hardware that is dedicated solely to Applied, or otherwise separated from other information of Supplier, so that the Internal Applied Data is not accessible to individuals except as authorized by this Agreement. If Applied provides Supplier with any recommendations for establishing an interface or other methods of accessing the Internal Applied Data, Supplier assumes all risk in implementing any such recommendation. Supplier acknowledges that the Internal Applied Data may be made available via a software program, which, for convenience, may identify Supplier as the "Design Owner" or "Owner" in certain instances, or use other terms which may appear to be inconsistent with the terms of Section 11 (Intellectual Property Rights). Such inconsistent terms will not apply to nor affect the terms of Section 11 of this Agreement.

(c) CONSENT TO MONITORING. Supplier agrees that its access to and use of Internal Applied Data and all acts in connection with Applied's internal systems are recorded and may be monitored. Supplier expressly consents to such recording and monitoring. If such recording or monitoring reveals possible evidence of criminal activities involving any individual, then Applied may provide such evidence to the appropriate law enforcement organization and take any other appropriate action.

11.    INTELLECTUAL PROPERTY RIGHTS.

(a) "APPLIED'S IP RIGHTS" means all rights, whether registered or unregistered, arising from or relating to patents, copyrights, trade secrets, trademarks, service marks, trade names, mask works, moral rights and other proprietary rights in any jurisdiction in and to (i) all inventions, discoveries, works of authorship,

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL
know-how, technical information, work product, Confidential Information, and/or other information obtained by Supplier from Applied, whether directly or indirectly, in the course of performing work under this Agreement (built-to-print); and (ii) any improvements, enhancements or modifications to subsection (i). For all non built-to-print Items the parties shall enter into a separate written agreement to address applicable ownership and license rights to technologies jointly developed during the course of this Agreement.

(b) "SUPPLIER'S IP RIGHTS" means all rights, whether registered or unregistered, arising from or relating to patents, copyrights, trade secrets, trade marks, service marks, trade names, mask works, moral rights and other proprietary rights in any jurisdiction in and to (i) all inventions, discoveries, works of authorship, know-how, technical information, work product and/or other information made, conceived or developed by Supplier or Sub-tier Suppliers; and (ii) any improvements, enhancements or modifications to subsection (i) provided that subsections (i) and (ii) are made, conceived or developed independent of Applied's personnel, Applied's IP Rights and work performed under this Agreement, either prior to or after the Effective Date of this Agreement.

(c) OWNERSHIP, ASSIGNMENT AND LICENSE. Applied owns all right, title and interest in Applied's IP Rights. Supplier owns all right, title and interest in Supplier IP Rights. Supplier hereby irrevocably transfers and assigns to Applied, without further compensation, any and all of Supplier's right, title and interest in and to Applied's IP Rights, and Supplier shall cause its employees, agents, contractors and Sub-tier Suppliers to also assign and transfer such rights to Applied. Applied grants to Supplier a non-exclusive, revocable, royalty-free, limited and non-transferable license to use Applied's IP Rights solely for the purpose of performing Supplier's obligations under this Agreement to manufacture and sell to Applied Items under the Agreement. This license may be revoked by Applied at any time, with or without cause, and shall expire in any event, if not sooner revoked, on the expiration or termination of the Agreement. Such license shall not be assigned or transferred in any way, and shall not succeed to or vest in any successor. Nothing in the Agreement shall be deemed to grant to Supplier any other license or other right to or under any of Applied's IP Right for Supplier's own benefit to use in any other way, commercially or otherwise, or to provide or offer Items or other products or services to any party other than Applied. Supplier further agrees never to make any claim in or to Applied's IP Rights licensed to Supplier or to any interest in or derived from same. Notwithstanding this transfer and assignment, Supplier's IP Rights shall not be assigned or transferred to Applied under this Section.

(d) FURTHER ASSURANCES. At no cost to Applied, Supplier will take, and will cause its employees, agents, and Sub-tier Suppliers to take, all actions reasonably requested by Applied, from time to time, to fully vest or perfect Applied's IP Rights. Such actions shall include providing documents and information useful or necessary to (i) register, apply for or maintain any of Applied's IP Rights; or (ii) pursue or defend any administrative, court, or other legal proceeding involving any of Applied's IP Rights. In addition, during the Term, Supplier shall promptly disclose to Applied any of Applied's IP Rights of which it is aware. Nothing herein shall require Supplier to incur expenses outside of normal business practices without reimbursement by Applied.

(e) LICENSE TO MARKS. Applied grants to Supplier a non-exclusive, revocable, royalty-free, limited and non-transferable license to affix or install on Items those trademarks, service marks and trade names of Applied's (collectively, "Marks") that are specified to be installed or affixed under Applied Specifications for the Items. Such license of Marks is limited, revocable by Applied, shall not be assigned, sublicensed or transferred in any way. Use by Supplier of all Marks shall be solely for the benefit of Applied and as directed by Applied. Supplier shall install and affix the Marks solely in accordance with Applied's specifications, packaging and labeling requirements and any quality requirements for the Marks or Items that Applied may establish. Applied may inspect Supplier's

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL
facilities and examine Items at any time during normal business hours to monitor or evaluate the quality of the Marks affixed to the Item.

(f) AGREEMENT WITH EMPLOYEES OR OTHERS. As to any Supplier employee, agent, Sub-tier Supplier or designated third party who is authorized to receive or obtain (directly or indirectly) Confidential Information (collectively, the "Recipients"), Supplier shall ensure that the Recipients have entered into an agreement with Supplier prior to the Recipient obtaining any Confidential Information, which obligates the Recipient to (i) hold all Confidential Information in confidence and not to use the Confidential Information in any way, except on behalf of Supplier in performing its obligations hereunder for the benefit of Applied and otherwise protect the Confidential Information upon substantially similar terms to those set forth in Section 9; and (ii) assign to Applied all right, title and interest in and to Applied's IP Rights, and take such other action as may be requested to fully vest or perfect Applied's IP Rights in Applied. Supplier will provide Applied with copies of such agreements upon Applied's request.

(g) ESCROW AGREEMENT FOR VITAL ITEMS. "Vital Item" means an Item that, at any time, Applied is not able to replace with a reasonably practicable commercial alternative within six (6) months or less of Applied desiring to do so. Any Item identified as a Vital Item will be so designated on Attachment 1. Upon Applied's request, Applied and Supplier agree to execute a mutually agreeable three party escrow agreement, substantially in the form set forth in Attachment 7 entitled "Technology Escrow Agreement" located on the Applied Web Site, covering a Vital Item.

12.    WARRANTY.

(a) SUPPLIER WARRANTY: Supplier represents and warrants that, for a period of twenty-four (24) months from the date of delivery to Applied, the Items (i) will be free from defects in workmanship, material, and manufacture; (ii) will comply with the requirements of this Agreement, including all Applied Specifications and manufacturing work instructions; and (iii) will be of merchantable quality and fit and suitable for the purpose intended by Applied (excluding the Maglev Items as specified in Attachment 1). Supplier further represents and warrants that (A) the Items will consist of new (not used or recycled) material, and (B) Applied shall acquire good and marketable title to the Items, free and clear of all liens, claims and encumbrances. Further, to the extent that the design of an
Item is Supplier's responsibility, Supplier represents and warrants that such design will be free from defects.

(b) SERVICES. Supplier represents and warrants that, for a period of twenty-four (24) months from delivery to Applied, all services performed in connection with this Agreement will be performed in a competent, professional and workmanlike manner, free from defects, and in accordance with the best professional practices in the industry. For the purposes of this Section, the results of any service performed by Supplier will be considered included in the term "Item."

(c) FREE FROM INFRINGEMENT. Supplier represents and warrants that the Items, including the manufacture, use and sale of the Items, shall not give rise to, nor be subject to, any claim or liability for infringement of any intellectual property rights, including any patent, copyright, trademark, trade secrets, moral rights, confidential information or any other proprietary or intellectual property rights, of any third party.

(d) MISCELLANEOUS WARRANTY ITEMS. From time to time Applied may designate certain third parties, including its customers, to directly avail itself of Applied's rights under this Section. Applied may assign and transfer, in whole or in part, the rights provided by Supplier to Applied under this Section to any of Applied's customers or any subsequent purchaser of the Items subject to the provisions of this Section 12. The warranties set forth in this Agreement are in addition to all other warranties, expressed or implied, and will survive any delivery, inspection, acceptance or payment by Applied.

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

(e)  REMEDIES.

     (i) NON-PROPRIETARY ITEMS: If an Item does not meet the warranty requirements set forth in this Agreement, Applied may, at its option, (i) require Supplier to correct any defective or nonconforming Item by, at Applied's option, either repair or replacement; or (ii) return such defective or nonconforming Item to Supplier and recover from Supplier the Contract Price thereof; or (iii) correct the defective or nonconforming Item itself and charge Supplier with the cost of such correction; or (iv) purchase products comparable to the defective or nonconforming Item in the open market or from other suppliers, as deemed appropriate by Applied, and, at Applied's option, charge Supplier with any reasonable cost differential between the price of the Item under this Agreement and the price paid, which cost may include premium fees for expedited delivery and administrative costs. In addition, Applied may cancel the balance of the undelivered, defective or nonconforming Items and/or terminate this Agreement in accordance with its terms. As to any Item that is repaired, replaced or corrected under this Section, Supplier's warranty shall continue to apply to such Item for (A) the full remaining balance of the original twenty-four (24) month term applicable to such Item, or (B) ninety (90) days from the date such repaired, replaced or corrected Item is received and accepted by Applied, whichever period of time is greater. Upon request from Applied, Supplier shall provide pre-approved returned material authorization ("RMA(s)") to facilitate return of Items. Applied may notify Supplier of defects and non conformances and communicate its elected remedy by delivery of notice or in accordance with the discrepant material report ("DMR") and closed-loop corrective action processes as set forth in Attachment 8 entitled "Supplier Corrective Action Request" located on the Applied Web Site.

     (ii) PROPRIETARY ITEMS: At its own expense, Supplier agrees to repair or replace at its option all defective Items and to use reasonable efforts to correct all software Items not performing substantially in accordance with applicable product specifications, provided that Applied has given Supplier notice of such warranty claim within the warranty period. If Supplier is unable, after reasonable efforts, to repair or replace such defective Items or to correct such Items not performing in accordance with applicable product specifications, Applied's sole remedy shall be the refund of an amount not to exceed the actual payments received by Supplier for such Items. All repairs will be done during normal working hours. All replaced parts shall become Supplier's property. Supplier may require that the Items be shipped to Supplier and returned to Applied, at Supplier's expense, for warranty service to be performed. Supplier shall provide pre-approved returned material authorization ("RMA(s)") to facilitate return of Items. Applied may notify Supplier of defects and non conformances by delivery of notice or in accordance with the discrepant material report ("DMR") and closed-loop corrective action processes as set forth in Attachment 8 entitled "Supplier Corrective Action Request" located on the Applied Web Site. Based on such notification, Supplier agrees to provide, at its expense, on-site defects and non-conformances support as needed to correct such defects and non-conformances. If Supplier determines that Items for which Applied has requested warranty service are not eligible for warranty service, for any reason, Applied shall pay or reimburse Supplier for all costs of investigating and responding to such request at the hourly rate of $110. Charges associated with travel will be billed per the travel time rate below:

     TRAVEL TIME RATE:
     Point to point $75.00/hour (max. travel time charge=8 hours). Irrespective of the support personnel labor category, Supplier will not bill Applied for travel time in excess of 8 hours, at the hourly rate of $75 per hour. Under no circumstances Supplier will bill Applied for travel expenses for on-site support performed at Applied's facilities in Austin, Texas.

     FIELD SERVICE EXPENSE CHARGES:
     (1) Car Expenses: US$ 0.40/Mile
     (2) Air Expenses: Actual Cost
     (3) Rent-a-Car or any other transportation: Actual Cost
     (4) Overnights living Accommodations:       US$140.00/Night

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

The above rates shall apply to the extent that the above rates do not exceed the individual amounts that would be reimbursed by Applied per its then current travel policy. Changes to any of the above rates will be made in writing and mutually agreed to between the parties.

(f) EXTENDED WARRANTY; EPIDEMIC FAILURE. Without limiting Applied's rights as specified elsewhere in this Section 12, if an Item is discovered to be defective or nonconforming at a statistically higher rate than the rate applicable to such Item as established upon mutual agreement of the Parties and set forth in Attachment 1, then, at no cost to Applied and at Applied's option, Supplier will
(i) extend the warranty period for such Item for no less than an additional twelve (12) months from the date on which the warranty for the Item would otherwise expire, and/or (ii) compensate Applied for mutually agreed direct expenses attributable to correcting the defect/nonconformance, including field support, logistics (freight, duties), advanced exchange of a refurbished part, refurbishment, and any required upgrade cost including qualification.

(g) TIMING. If Supplier receives notice that an Item is defective or non-confirming, then Supplier will use the most expeditious manner possible to effect the action specified by Applied, including the use of overnight delivery services for shipment of Items to and from Applied. For any Item for which a repair or replacement timeline is identified in Attachment 1, Supplier will repair or replace such Item within such timeline. In all events, however, as to any Items that Applied identifies as "production" or that are delivered by Supplier for the purposes of production, Supplier will replace or repair the defective or non-conforming Item within twenty-four (24) hours from receipt of Applied's request.

(h) COSTS. Supplier shall be solely responsible for all costs, fees and expenses in connection with fulfilling its obligations under this Section, subject to the rate set forth in Section (e)(2) and (f) above, including all labor, material, parts, shipping, taxes, customs and other costs, fees and expenses arising from, among other things, the removal, repair, replacement, reinstallation, inspection, shipping and testing of any defective or nonconforming Items. If any such costs, fees or expenses are incurred or paid by Applied (including, for example, the cost to remove such an Item from a customer site), Applied shall charge and bill such costs to Supplier, and may offset such costs against amounts otherwise due to Supplier from Applied. All costs reimbursable to Applied under this Section shall be due and payable on demand.

13.    SUPPLIER REFURBISHMENT SERVICES.

"Refurbishment Services" means services (i) to correct or repair any defect or non-conformance to an Item that is not covered by Section 12; and (ii) to retrofit an Item such that it complies with the most current released Specification for a newly manufactured version of the Item, regardless of whether the Item is within its warranty period. Upon Applied's request for Refurbishment Services, Supplier and Applied shall negotiate in good faith to enter into an arrangement governing the Refurbishment Services in the form of
(A) an Attachment or (B) a separate agreement on substantially similar terms and conditions as set forth in the then current "Supplemental Flat Rate Repair Agreement" ("Refurbishment Agreement") located on the Applied Web Site as Attachment 9. If no pricing for Refurbishment Services is established for an Item under a Refurbishment Agreement or otherwise, Supplier agrees that charges for Refurbishment Services for Items no longer under warranty shall not exceed forty percent (40%) of the price of a newly manufactured Item. Upon request from Applied, Supplier shall provide pre-approved RMA(s) to facilitate return of Items.

14.    SUPPLIER PERFORMANCE PLAN.

Applied and Supplier will jointly develop a supplier performance plan in the form set forth in Attachment 10 entitled "Supplier Performance Plan" located on the Applied Web Site. Supplier agrees to self-monitor

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL
its performance, at both corporate and operational site levels, against the performance targets established in the Supplier Performance Plan. At least once a month, Supplier will submit to Applied its actual performance against performance targets in the Supplier Performance Plan.

15.    MANUFACTURING REQUIREMENTS.

(a) FIRST ARTICLE INSPECTIONS. Applied and Supplier shall perform inspections of the first Item of any part number: (i) ordered by Applied; (ii) following a change of Specifications (including drawings); or (iii) manufactured after a change in Supplier's manufacturing location, manufacturing process or any other change that must first be evaluated and approved by Applied ("First Article"). All First Article inspections shall be completed in compliance with the requirements set forth in Attachment 11 entitled Supplier First Article Requirements" located on the Applied Web Site. Supplier shall provide all documentation necessary for Applied to inspect a First Article.

(b) DESIGN AND PROCESS CHANGE COMMUNICATION. After Applied has approved the First Article, Supplier shall not make any change to the design (firmware, hardware or software) of the Item that may alter the Specifications or the form, fit, function or interchangeability of parts without first submitting a Supplier Problem Sheet as set forth in Attachment 12 on the Applied Web Site. Supplier will not make changes to the manufacturing process of such Items without first submitting a Supplier Notification Form as set forth in Attachment 13 on the Applied Web Site.

(c) OTHER CHANGES AND EQUITABLE ADJUSTMENTS. Applied may, upon notice to Supplier, submit Engineering Change Orders ("ECOs") or request other changes within the scope of the Agreement with respect to any of the following: (i) Specifications; (ii) the place and date of delivery of Items; or (iii) the place, date and manner of inspection or acceptance of Items. Supplier agrees that it will use reasonable efforts to accommodate such requests in a timely and cost effective manner. If any request for such changes causes an increase or decrease in the cost of or time required for performance of the Agreement, Applied will consider an equitable adjustment in the Contract Price or delivery schedule, or both, and the Agreement shall be modified in writing accordingly. If Applied and Supplier are unable to agree upon an equitable adjustment, then Applied may remove the affected Item from this Agreement without affecting the remaining Items. No claim by Supplier for adjustment under this subsection shall be valid unless in writing and received by Applied within thirty (30) days from the date of Supplier's receipt of the notice of such change; provided, however, that such period may be extended upon the written approval of Applied. Supplier's expectations and responsibilities associated with the ECO process are set forth in Attachment 14 on the Applied Web Site.

(d) QUALITY REQUIREMENTS. Supplier shall comply with Applied's quality requirements set forth in Attachment 15 entitled "Supplier Quality Requirements" located on the Applied Web Site or shall participate in performance improvement plans in order to achieve compliance with this Section

(e) OZONE DEPLETING CHEMICAL. Supplier will not deliver any Items manufactured with or containing Class I ODCs, as defined under Section 602 of the Federal Clean Air Act (42 USC Section 7671a). Supplier will certify to Applied that each shipment of Items does not contain any Class I ODCs.

(f) SAFETY NOTICES. In addition to any of Supplier's obligations under this Agreement or imposed by law, Supplier will immediately notify Applied of any known or suspected safety issues related to an Item (including, without limitation, component or material issues) by submitting a completed Supplier Notification Form to Applied as set forth in Attachment 13 on the Applied Web Site.

16     MANAGEMENT OF INVENTORY.

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

(a) VENDOR MANAGED INVENTORY. Participation in this program will be by mutual agreement of the parties. "Vendor Managed Inventory" or "VMI" means a program whereby the Parties agree that Supplier, will stock and maintain certain mutually agreed upon Items at specified locations, with Supplier retaining title to, and risk of loss with respect to, the Items until such Items are procured by Applied or its designee in accordance with the terms and conditions of such program. In the event Applied designates certain Items to be included within the VMI program ("VMI Items") by providing Supplier with notice of such designation, Supplier agrees to manufacture and stock such VMI Items in accordance with: (i) any authorized inventory planning and collaboration tool provided to Supplier by Applied; and/or (ii) a separate VMI agreement between Applied and Supplier in form identical or substantially similar to Attachment 16 entitled "Supplier Hub Amendment to the GSA" located on Applied's Web Site.

(b) FORECASTS. Applied may periodically issue to Supplier rolling forecasts setting forth projected demand for Items, whether by specific divisions or otherwise ("Applied Forecasts"). Applied Forecasts are intended for planning purposes only and shall not constitute a binding purchase commitment of Applied.

(c) INVENTORY LEVELS AND TRACKING REQUIREMENTS. Unless otherwise designated in Attachment 1 or the VMI Agreement, Supplier will maintain a minimum level of one
(1) week of supply and a maximum of two (2) weeks of supply of each VMI Item set forth in the most recent Applied Forecast, and such minimum to maximum level of all such VMI Items shall be considered "Finished Good Inventory" under this Agreement. When Supplier is creating inventory levels to satisfy its minimum or maximum levels of Finished Good Inventory, any reduction in quantity of Items that were ordered pursuant to an Authorized Demand Signal or any Authorized Demand Signal that is later cancelled by Applied shall be returned to Supplier's inventory and Supplier will adjust its inventory levels accordingly. Supplier shall monitor and report its work-in-process and VMI Item count to Applied for all Finished Good Inventory.

(d) CLAIM FOR REIMBURSEMENT OF EXCESS ITEMS. If Applied has not taken delivery of any unit of a VMI Item in Finished Good Inventory within twelve (12) months from the date of Applied's last receipt of any such unit, Supplier may then submit a claim for reimbursement for such Excess Items to Applied within thirty
(30) days from the end of such twelve (12) month period. Supplier's failure to submit such a claim within this thirty (30) day period shall constitute waiver of any claim for reimbursement for such Excess Items and Applied shall be released from all liability relating to such Excess Item.

(e) CLAIM FOR REIMBURSEMENT OF OBSOLETE ITEMS. A VMI Item in Finished Goods Inventory will be considered an "Obsolete Item" when Applied provides notice to Supplier that such VMI Item is an "Obsolete Item." If Supplier desires to submit a claim for costs associated with Obsolete Items, then Supplier shall submit a claim for such obsolete Item(s) within thirty (30) days from the date on which Applied notifies Supplier that the VMI Item(s) are Obsolete Items. Supplier's failure to submit such a claim within this thirty (30) day period shall constitute a waiver of any claim for reimbursement for such Obsolete Items and Applied shall be released from all liability relating to such Obsolete Items.

(f) SCOPE OF CLAIM. Applied will not be liable for Finished Goods Inventory other than as described in this Section. In addition, no claim for reimbursement or payment for Finished Goods Inventory shall be made in the following situations: (i) any termination by Applied pursuant to Section 21(a) (Termination for Default); (ii) if Supplier has introduced design or product changes; (iii) Supplier errors in production; (iv) if Supplier has been paid for such Items previously or has made a claim for reimbursement or payment for such Items previously; or (v) if such Items are "Commercial Off-the-Shelf Items" meaning Items that are standard or stock items in the industry or have been manufactured to Supplier's specifications in contrast to Items manufactured to build-to-print specifications of Applied or its customer.

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

(g) CLAIM PROCESS. Any claim made under this Section will be addressed based on negotiated settlement between Applied and Supplier. Supplier is responsible for disassembling VMI Items in Finished Goods Inventory down to a usable level and otherwise making all efforts to mitigate the cost to Applied in any such claim. Any claim shall be supported by reasonable evidence including a detailed listing of the relevant VMI Item by part number, quantity and evidence of the Applied's Forecasts, as well as a detailed description of Supplier's efforts to mitigate the costs to Applied. Supplier's claim will be based solely on costs incurred as a result of Applied's actions or obsolescence. No profit or opportunity costs shall be considered in calculating such claims. Applied reserves the right to physically audit the inventory levels identified in the claim. Such audit shall be conducted in accordance with Section 19(d).

(h) DISPOSAL OF EXCESS AND OBSOLETE ITEMS. Supplier agrees to physically dispose of all Excess and Obsolete Items as directed in writing by Applied. Excess and Obsolete Items that are to be delivered to Applied's facilities must be delivered in accordance with the requirements of this Agreement and/or any supplemental instructions provided by Applied. In lieu of delivery to Applied, Applied may require that Supplier destroy or otherwise scrap the Excess and Obsolete Items so that they are non-functional, and Supplier shall comply with this requirement in accordance with Applied's instructions and provide Applied with an original certification of destruction (as set forth in Attachment 17 entitled "Certificate of Destruction" located on the Applied Web Site).

17.    MANAGEMENT OF SUB-TIER SUPPLIERS.

(a) SUB-TIER SUPPLIERS. After Applied has approved of the First Article of an Item, Supplier shall not subcontract with a new or different Sub-tier Supplier as to such Item, without the prior written approval of Applied. Supplier agrees to inform Applied of any process or Sub-tier Supplier changes related to Items (including any changes in the manufacturing process of a Sub-tier Supplier) not less than sixty (60) days prior to the date the Supplier is contemplating the implementation of the change by following the notification processes set forth in Attachment 13 entitled "Supplier Notification Form" located on the Applied Web Site.

(b) SUB-TIER SUPPLIER'S OBLIGATIONS TO APPLIED. Supplier will ensure that all Sub-tier Suppliers have entered into an agreement with Supplier obligating its Sub-tier Suppliers to comply with all Specifications, quality and other technical requirements that may be necessary in order for the Sub-tier Supplier to timely deliver conforming Items, or any portion thereof, to the Supplier for the benefit of Applied. Supplier hereby assigns and transfers to Applied all warranties provided to Supplier with respect to the Items, or any portion thereof, and represents and warrants that such warranties are fully assignable to Applied and by Applied to its customers or subsequent purchasers of the Items.

(c) MANDATED SUB-TIER SUPPLIERS. "Special Process" means a process that includes, but is not limited to, causing a metallurgical change to the base material such as heat treating, forging or hardening processes; joining materials by welding, brazing, or other bonding process; or providing a coating or surface treatment such as cleaning, electropolishing, plating, painting, or anodizing. As to any Items which require a Special Process, Supplier must use one or more of the suppliers and otherwise follow the requirements identified in Attachment 18 entitled "Applied Materials Special Process Supplier Approval List" located on the Applied Web Site.

18.    PRODUCT AND TRAINING SUPPORT.

(a) SUPPLIER RESPONSE. Supplier will provide technical assistance and product support services to Applied, seven (7) days a week, 24 hours a day, at no additional charge. Supplier agrees to provide an initial response (via telephone or electronically) to any inquiry from Applied within one (1) business day. If Supplier is requested by Applied to provide an in-depth failure analysis of Item failures occurring at an

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

Applied facility or customer location, Supplier agrees to provide timely analysis and feedback to Applied.

(b) ON-SITE SUPPORT REQUIREMENTS. As determined by Applied, Supplier may be asked to provide appropriate or necessary personnel to support on-site operations at Applied's facilities or at the premises of a customer of Applied. On-site representatives shall comply with all requirements of Applied or such customer with regard to such support. Unless otherwise agreed, such support will be provided at no cost. As to any of Supplier's personnel who are assigned to Applied's facilities, Supplier shall require such personnel to execute an "On-site Representative Agreement" in the form similar to that found in Attachment 19 on the Applied Web Site.

(c) TRAINING SUPPORT. Upon Applied's request, Supplier shall provide repair, maintenance and trouble-shooting training and related documentation for the Items to Applied representatives. The Parties will mutually agree on the Items to be included in the training and the specific content and level of training to be provided. If no such training program exists, upon Applied's request, Supplier shall develop and provide a training program in conjunction with Applied's Global Technical Training Institute or its successor entity. Training provided to Applied's Global Technical Training Institute shall be conducted at Applied's Santa Clara or Austin offices no more than two (2) times per year at no cost to Applied. If training outside the U.S. is deemed necessary by Applied's regional representatives, the Parties agree to negotiate in good faith the terms of the training

19.    ELECTRONIC COMMUNICATION AND DOCUMENTATION.

(a) DOCUMENTATION FORMAT REQUIREMENTS. With each First Article delivered hereunder, Supplier shall provide to Applied one (1) hard copy and one (1) set of electronic files of product, repair, maintenance and support documentation for such Item in accordance with Attachment 11 entitled "Supplier First Article Requirements located on the Applied Web Site. Electronic files shall be source files in either Framemaker, MS Word, or other mutually agreed upon format. If such documentation is not a part of Applied's IP Rights, then the parties shall negotiate in good faith for Supplier's provision of documentation necessary for Applied to support the Items. Subject to Supplier IP Rights, Applied shall have the right to use, copy, display, modify, reproduce and distribute such documentation to support the Items as mutually agreed to by the parties. Applied may post, or require Supplier to post, such documentation on a Web-based tool accessible by Applied and its customers.

(b) FIELD SUPPORT REQUIREMENTS. Supplier agrees that Applied may provide technical assistance, product maintenance and service to Applied's customers relating to Items and that the provision of any such services by Applied shall not invalidate or relieve Supplier of its obligations, including warranty obligations, under this Agreement.

(c) APPLIED UNIQUE PROTOTYPE ITEMS OR SUBASSEMBLIES DOCUMENTATION. Upon Applied's request, Supplier shall provide to Applied all current and complete Specifications, including designs and drawings for (i) all Applied unique build-to-print Items, including prototype and subassembly Items; and (ii) those Items, or any components thereof of any built-to-print Item, purchased by Supplier from a Sub-tier Supplier (collectively, "Support Items"), which are manufactured, purchased, or produced for Applied (digital drawings format preferred) and shall further provide assistance in understanding and implementing the Specifications as to Support Items. Supplier agrees to provide a complete Bill of Materials, reflecting as-manufactured or produced Support Items, including Supplier part number and vendor or manufacturers' part number for purchased Support Items and Applied's part number for cross-reference. Supplier shall provide a list of recommended spare parts, with associated prices, for all Bills of Materials down to the lowest level. All Support Item Specifications are the sole property of Applied. Any changes to process or Bills of Materials must comply with the terms of this Agreement. If Supplier is purchasing build-to print Support Items from Sub-tier Suppliers, Supplier agrees that upon written

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL
notice from Applied, it will assign to Applied any such agreement between Supplier and Sub-tier Supplier, and Supplier will not enter into any agreement restricting such assignment.

(d) FINANCIAL STATEMENTS AND RIGHT TO AUDIT. Upon Applied's request, Supplier will provide Applied with financial statements of Supplier available to the public prepared on the basis of U.S. generally accepted accounting principles ("GAAP"), consistently applied, and other financial information relating to Supplier's business and operations as Applied may reasonably request. At any time during the Term and for twenty-four (24) months thereafter, an auditor designated by Applied and reasonably acceptable to Supplier shall have the right, at Applied's expense and upon reasonable notice, to conduct audits of all of the relevant books, records, inventory, agreements, data connections, and other documents of Supplier in order to verify and determine (i) the accuracy of any financial statements delivered by Supplier to Applied pursuant to this Agreement; (ii) whether all amounts charged by Supplier comply with this Agreement; and (iii) whether Supplier is otherwise in compliance with its duties and obligations under this Agreement. Supplier shall provide reasonable assistance necessary to enable the auditors to conduct such audit. Any amounts charged by Supplier in excess of what is allowable under this Agreement shall be adjusted and reimbursed to Applied within forty-five (45) days of discovery. If the required adjustment exceeds ten percent (10%) of the amount originally charged, then Supplier will pay the reasonable expenses associated with such audit in addition to the adjustments due.

20.    CONTINUITY OF SUPPLY.

(a) SUPPLIER MANUFACTURING FLEXIBILITY REQUIREMENTS. Supplier shall perform regular capacity planning to demonstrate upside/downside manufacturing flexibility in accordance with changes in demand volume from Applied. Supplier capacity planning must account for a minimum of (i) human resources and associated training requirements; (ii) equipment; (iii) facilities; (iv) special process supplier requirements; (v) supply chain management; and (vi) information technology requirements. Supplier shall be capable of demonstrating capacity flexibility in accordance with the table below.

       Manufacturing Run Rate   LESS THAN 1 weeks  LESS THAN 4 weeks  LESS THAN 8 weeks  LESS THAN 110 days  LESS THAN 220 days
       ----------------------   -----------------  -----------------  -----------------  ------------------  ------------------
       Capacity +/-             0%                 25%                50%                100%                200%

(b) PERFORMANCE CONSTRAINTS. Supplier is responsible for anticipating and promptly notifying Applied of (i) any inability on its part or its Sub-tier's part to perform their respective obligations under this Agreement; and (ii) any breach of a provision of this Agreement.

(c) DISASTER RECOVERY PLAN. Upon Applied's request, Supplier shall provide to Applied reasonable information describing its disaster recovery plan that includes (i) emergency back-up capacity;;(ii) escrow of information to ensure that the Supplier IP Rights required in connection with Vital Items is available pursuant to Section 11(g); and (iii) appropriate record protection and recovery.

(d) TOOLING. Subject to Applied's Termination for Default of the Agreement pursuant to Section 21(a), Supplier agrees to itemize and/or sell to Applied any tooling that is built or procured by Supplier that is unique to the Items and/or relevant to the manufacture, testing or maintenance of Items. The purchase price of such tooling shall be at the fair market value. If Applied provides notice of its election to purchase such tooling, upon Applied's payment, title shall transfer to Applied. If at any time Supplier receives tooling furnished by or purchased from or by Applied, Supplier shall comply with the terms of Attachment 20 entitled "Applied Tooling Requirements" located on the Applied Web Site. Notwithstanding the foregoing, this Section shall not apply to Proprietary Items.

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

(e) WIND DOWN. In the event of a Termination for Default pursuant to Section 21(a) of the Agreement, Supplier shall use commercially reasonable efforts to transfer, or cooperate fully with Applied to enable Applied to transfer, the performance of Supplier's obligations under the Agreement to Applied or a third party supplier designated by Applied, in a manner that (i) minimizes the time to complete such transfer; (ii) maintains the highest quality and performance to ensure the adequate supply of Items; and (iii) causes no disruption to Applied's customers' requirements. Notwithstanding the foregoing, this Section shall not apply to Proprietary Items.

(f) AVAILABILITY ASSURANCE. Supplier agrees to maintain capabilities necessary to provide technical and service support to Applied and/or its designated third party as to any Item for a minimum of ten (10) years from the date of final shipment of an Item to Applied. Alternatively, the Parties may agree to establish a product support period of less than ten (10) years, provided Supplier agrees to grant to Applied, or its authorized third party, a non-exclusive, irrevocable, royalty-free, worldwide and transferable license under any relevant Supplier IP Rights to make, have made, use, sell and support the Items, in a form and on terms acceptable to Applied, subject to Supplier's ability to secure such license.

21.    TERMINATION.

(a)  TERMINATION FOR DEFAULT.

     (i) Subject to any cure permitted under subsection (ii) below, Applied may terminate this Agreement, in whole or in part, effective upon delivery of notice to Supplier, if (i) Supplier fails to deliver Items in accordance with the terms of this Agreement, including specified delivery times, Item requirements or other Specifications; (ii) Supplier breaches any other provision of this Agreement; (iii) Supplier anticipatorily repudiates any material provision of this Agreement; (iv) Supplier becomes insolvent, files a petition for relief under a Chapter 7 bankruptcy, insolvency or similar law, makes an assignment for the benefit of its creditors, or takes any action for (or in anticipation of) any of the foregoing; or (v) there is a material adverse change in the business, properties, prospects, operations or condition (financial or otherwise) of Supplier. Upon any termination pursuant to this Section, Supplier shall: (1) continue to supply any portion of the Items for which this Agreement is not cancelled; (2) be liable for additional costs, if any, incurred by Applied for the purchase of similar goods and services to cover such default; and (3) at Applied's request, transfer title and deliver to Applied: (a) any completed Items, (b) any partially completed Items, and (c) all unique materials and tooling subject or relating to the termination. Termination of the Agreement under this Section 21(a) shall constitute "cancellation" under the Uniform Commercial Code as adopted in California.

     (ii) Solely with respect to Supplier's quality performance and/or delivery obligations related to the Items, Supplier agrees to enter into a mutually agreed performance improvement plan to cure any quality performance and delivery obligations related to the Items. At the end of the performance improvement plan, Supplier shall have thirty (30) days from the date of written notice from Applied to cure any quality performance and delivery obligations related to the Items. If the default or breach has not been cured or corrected on or prior to the expiration of the time period for cure, then Applied may terminate the Agreement, without giving Supplier any further opportunity to cure, by giving another Notice of Termination to Supplier. The date of termination of the Agreement shall be the date on which Supplier receives such Notice of Termination or such later date for termination specified by Applied in the second Notice of Termination.

(b)  TERMINATION FOR CONVENIENCE.

     (i) Applied may terminate the Agreement, including any Authorized Demand Signal, in whole or in part, at any time for Applied's convenience by giving Supplier notice which shall state the extent of the

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL
termination and the conduct required of Supplier in connection therewith. Supplier will use commercially reasonable efforts to mitigate any damages incurred in connection with such termination. Within ninety (90) days from the date on which Supplier receives such notice, Supplier shall deliver to Applied a written claim for all of Supplier's damages incurred in connection with the termination ("Termination Charges"), in the form and containing such documentation as required by Applied. In no event, shall Termination Charges include any damages relating to Commercial Off-the-Shelf Items.

     (ii) Failure by Supplier to deliver such claim for Termination Charges within this 90-day period shall constitute a waiver by Supplier of all claims against Applied as to Termination Charges and a release of all Applied's liability arising out of such termination.

     (iii) If Applied does not agree with the amount specified in Supplier's claim for Termination Charges, Applied and Supplier will attempt to agree upon a reasonable amount for Termination Charges. If Applied and Supplier fail to agree upon such an amount within six (6) months after receipt by Applied of the claim for Termination Charges from Supplier, then the Termination Charges will be conclusively presumed to be the sum of the following as to Items for which the termination applies (provided that no costs shall be duplicated): (i) the unpaid Contract Price for all Items delivered to Applied prior to the date of Applied's termination; (ii) the Contract Price for all Items completed in accordance with the Agreement but not delivered to Applied prior to the date of termination, provided such Items are promptly delivered to Applied; (iii) the actual costs for work-in-process incurred by Supplier, less any costs related to Commercial-Off-The-Shelf components either manufactured or procured by Supplier, which are properly allocable or apportionable under GAAP to the terminated portion of the Agreement, and an amount representing a fair and reasonable profit on such costs; and (iv) the reasonable, out-of-pocket costs paid by Supplier to its Sub-tier Suppliers as a direct result of Supplier's cancellation of work being performed by such sub-tier suppliers or Supplier's termination of contracts with such Sub-tier Suppliers. Applied's obligation to pay costs pursuant to clauses (iii) and (iv) above shall be subject to Supplier's obligation to use commercially reasonable efforts to mitigate any such costs.

     (iv) This Section 21(b) sets forth Supplier's sole remedies, and Applied's entire liability to Supplier, in the event of a termination by Applied for convenience, excluding any termination or cancellation of a VMI Item, for which Supplier's sole remedy and Applied's entire liability is as set forth in Section 16.

(c) POST TERMINATION CONSEQUENCES. On the date of termination or expiration of the Agreement for any reason, Supplier shall (i) stop work being performed by Supplier pursuant to the Agreement, (ii) cancel orders for parts and/or materials with Supplier's Sub-tier Suppliers and cease ordering any such parts and/or materials, (iii) cancel work being performed by Supplier's Sub-tier Suppliers, (iv) at Applied's request, assign to Applied Supplier's interests in contracts with Supplier's Sub-tier Suppliers, (v) furnish Applied with release of claims from Supplier's Sub-tier Supplier resulting from orders and/or work canceled by Supplier, (vi) protect all property in which Applied has or may acquire an interest, (vii) fully cooperate with Applied to minimize any adverse effect on Applied or its customers, and (viii) perform those other obligations set forth in this Agreement upon the termination or expiration of this Agreement.

22.    DISCLAIMER AND LIMITATION OF LIABILITY.

NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR TO ANY OTHER PERSON OR ENTITY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT, UNDER ANY EQUITY, COMMON LAW, TORT, CONTRACT, ESTOPPEL, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY, FOR ANY (A) INCIDENTAL, SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OR (B) DAMAGES RESULTING FROM LOSS OF SALE, BUSINESS, PROFITS, DATA, OPPORTUNITY OR GOODWILL, EVEN IF THE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF THE PARTIES HAVE BEEN

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

ADVISED OF THE POSSIBILITY OF ANY OF THE FOREGOING DAMAGES. NOTWITHSTANDING THE FOREGOING, THE LIABILITY LIMITATION IN THIS SECTION 22 SHALL NOT APPLY TO CLAIMS OF WILLFUL INFRINGEMENT OF EITHER PARTY'S INTELLECTUAL PROPERTY RIGHTS.

23.    INDEMNITY BY SUPPLIER.

(a) Supplier shall defend, indemnify and hold harmless Applied from and against any and all claims, demands, suits, actions, losses, penalties, damages (whether actual, punitive, consequential or otherwise), authorized settlements, and all other liabilities and associated costs and expenses, including attorney's fees, expert's fees, costs of investigation and other costs of litigation (all of the foregoing being collectively called "Indemnified Liabilities"), arising solely out of or relating to (i) Supplier's breach of any provision of the Agreement;
(ii) any negligent, grossly negligent or intentional acts, errors or omissions by Supplier, its employees, officers, agents or representatives; or (iii) strict liability or products liability with respect to or in connection with the Items;
(iv) any claim by a Sub-tier Supplier against Applied; or (v) the actual or alleged infringement or misappropriation of patent, copyright, trademark, trade secret rights, confidential information, proprietary rights, or other rights of a third party, except to the extent that the infringement or misappropriation was unavoidably caused by Supplier's compliance with a detailed design furnished and required by Applied. THE INDEMNITY BY SUPPLIER IN FAVOR OF APPLIED SHALL EXTEND TO APPLIED, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES AND SHALL INCLUDE, AND IS INTENDED TO INCLUDE, INDEMNIFIED LIABILITIES WHICH ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION TO BE THE RESULT OF ACTS OR OMISSIONS OF SUPPLIER AS A JOINT TORTFEASOR. IF SUPPLIER IS LIABLE ONLY AS A JOINT TORTFEASOR, THEN SUPPLIER'S LIABILITY SHALL NOT EXTEND TO THAT PORTION OF LIABILITY DETERMINED BY THE COURT TO BE THE RESULT OF ACTS OR OMISSIONS OF APPLIED. The indemnity of Supplier as to Indemnified Liabilities under clauses (ii) and (iii) above, shall not extend to liabilities and damages that are caused by the sole negligence of Applied, and as to Indemnified Liabilities under clause (v), shall not extend to liabilities and damages that are caused as described in the "except to the extent" term of such clause (v). In addition to Supplier's obligations as to Indemnified Liabilities that arise under clause (v), Supplier shall, at Applied's option (1) procure for Applied and its customers the right to continue to use, sell and resale any affected Item, (2) with respect to a claim for infringement, modify the affected Item so that it is no longer infringing, or (3) replace any affected Item with a non-infringing good or service comparable to the affected Item. If none of these alternatives are possible, Applied shall have the right to return or upon mutual agreement, destroy, any affected Items for a full refund of the purchase price, plus applicable transportation costs.

(b) In the event of any such Indemnified Liabilities, Applied shall (i) promptly notify Supplier; (ii) at Supplier's expense, reasonably cooperate with Supplier in the defense of such claim; and (iii) not settle any such Indemnified Liabilities without Supplier's written consent, which shall not be unreasonably withheld or delayed. Supplier shall keep Applied informed at all times as to the status of Supplier's efforts and consult with Applied and/or its counsel regarding such efforts. Supplier shall not settle any such claim without the prior written consent of Applied, which shall not be unreasonably withheld or delayed.

24.    IMPORT AND EXPORT REQUIREMENTS.

(a) GENERAL. Supplier shall comply with all applicable export control laws or regulations promulgated and administered by the laws of the United States or the government of any other country with jurisdiction over the parties or the transactions contemplated by this Agreement ("Export Laws") including the obligation that Supplier shall not export, reexport or otherwise disclose, directly or indirectly, Items or technical data received from Applied or the direct product of such technical data or

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

Items to any person or destination when such export, re-export or disclosure is in violation of Export Laws. Supplier will provide Applied with any and all information that may be required to comply with Export Laws, including applicable "Export Control Classification Numbers," documentation substantiating U.S. and foreign regulatory approvals for the Items, and information required by Customs officials to substantiate the value of imported Items including any adjustments in valuation attributable to "assists" as defined by U.S. Customs regulations. All required export and import information shall be sent to the attention of: Manager, Customs Compliance, Applied Materials, 2881 Scott Blvd., M/S 2041, Santa Clara, CA 95050; or any agent so designated by Applied.

(b) COUNTRY OF MANUFACTURE. Items shall be marked with the country of origin as required by Export Laws. Supplier shall provide Applied with a written statement identifying for each Item delivered the (i) Applied part number and (ii) the country of manufacture. This data shall be provided to Applied upon Applied's request and in any event, within fifteen (15) days after each month end. If Supplier is a U.S. manufacturer of any Item supplied to Applied, as defined by U.S. Customs regulations, Supplier shall, on an annual basis and in accordance with Applied's written instructions, provide Applied with a signed manufacturer's affidavit.

(c) DUTY DRAWBACK. Supplier will provide Applied or its agent with U.S. Customs entry data and information that Applied determines is necessary for Applied to qualify for duty drawback. Such data shall include information and receipts for duties paid, directly or indirectly, on all Items which are either imported or contain imported parts or components. Information related to serial numbers, unique part numbers, lot numbers and any other data which will assist Applied in identifying imported Items sold to Applied shall also be provided. At the time of delivery of the Items, but in no event later than thirty (30) days after each calendar quarter, Supplier will provide said documents accompanied by a completed Certificate of Delivery of Imported Merchandise or Certificate of Manufacture and Delivery of Imported Merchandise (Customs Form 331) as promulgated pursuant to 19 CFR 191, or successor regulations.

25.    INSURANCE.

Supplier shall maintain (i) comprehensive general liability insurance covering bodily injury, property damage, contractual liability, products liability and completed operations; (ii) Worker's Compensation and employer's liability insurance; and (iii) auto insurance, all in such amounts as are necessary to insure against the risks to Supplier's operations, but in no event less than the following minimum amounts:

Insurance                               Minimum Limits of Liability
Worker's Compensation                   Statutory
Employer's Liability                    $1,000,000
Automobile Liability                    $1,000,000 per occurrence
Comprehensive General
Liability                               $1,000,000 per occurrence
(Including Products Liability)
Umbrella/Excess Liability               $1,000,000 per occurrence

All policies must be primary and non-contributing and shall include Applied as an additional insured. Supplier also waives all rights of subrogation. Supplier will require and verify that each of its Sub-tier Suppliers carries at least the same insurance coverage and minimum limits of insurance, as Supplier is required to carry pursuant to the Agreement. Supplier shall notify Applied at least thirty (30) days prior to the cancellation or implementation of any material change in the foregoing policy coverage that would affect Applied's interests. Upon request, Supplier shall furnish to Applied as evidence of insurance a certificate of insurance stating that the coverage will not be canceled or materially altered without thirty (30) days prior notice to Applied.

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

26. ELECTRONIC COMMUNICATION. The Parties acknowledge that they are relying upon electronic means, in addition to email and facsimile transmissions, to exchange Authorized Demand Signals and other delivery and order information. Supplier agrees to communicate with Applied using the standards designated by Applied. To the extent communication through electronic means is inaccessible or made otherwise unavailable due to technical difficulties or due to the effect of any law or regulation governing electronic transactions, the Parties agree (i) that any delivery or order information received electronically prior to the date of such inaccessibility or unavailability will remain valid; and (ii) to conduct, to the extent possible, their transactions by other than electronic means.

27.    MISCELLANEOUS.

(a) ASSIGNMENT. This Agreement shall be binding on, and inure to the benefit of, the Parties and their respective permitted assigns. Supplier shall not assign or otherwise transfer this Agreement or any of Supplier's rights or obligations hereunder, in any manner, including by way of merger, exchange or combination, or sale of fifty percent (50%) or more of Supplier's capital stock or similar ownership interests, or sale of all or substantially all of its assets or the assets of any line of business involved in Supplier's performance of this Agreement (each a "Change in Control"), or otherwise, without the prior written consent of Applied. Applied may assign or otherwise transfer this Agreement or any of its rights or obligations hereunder, in whole or part, at any time.

(b) CHANGE OF CONTROL. Supplier will notify Applied immediately of Supplier's intent to effect any Change of Control or any sale of ten percent (10%) or more of Supplier's capital stock or similar ownership interest of Supplier. In no event shall such notice to Applied be later than the date Supplier enters into negotiations with respect to a letter of intent, term sheet (or other statement of transaction terms) or definitive agreement regarding such event, whichever is earliest.

(c) WAIVER. If either Party fails to insist on performance of any term or condition, or fails to exercise any right or privilege hereunder, such failure shall not constitute a waiver of such term, condition, right or privilege.

(d) SURVIVAL OF OBLIGATIONS. Termination or expiration of this Agreement will not relieve either Party of its obligations under Sections 8(c), 9, 11(a) - (d), 12, 19, 20(d) - (f), 21 - 24, 27(c) - (e), (g), (i) - (k), (n), (o), (q), (r),
(s) nor will termination or expiration relieve the Parties from any liability arising prior to the date of termination or expiration.

(e) SEVERABILITY. Any provision of this Agreement that is held unenforceable or invalid for any reason by a court of competent jurisdiction shall be severed from this Agreement, and the remainder of the Agreement shall continue in effect; provided, that such unenforceable or invalid provision shall be given effect to the maximum extent then permitted by law.

(f) GENERAL COMPLIANCE WITH LAWS AND EEO REGULATIONS. Supplier represents, warrants and agrees that (i) Supplier's execution, delivery and performance of this Agreement will not conflict with or violate any applicable law, rule, regulation, order, decree, or ordinance; and (ii) Supplier shall comply with the requirements of 41 CFR Sections 60-1.4(a) -250.5(a), and -741.5(a), if applicable, relating to equal opportunity clauses pertaining to government contracts.

(g) COMPLIANCE WITH SECURITIES LAWS. Supplier agrees that certain of the Confidential Information, including new product plans and Internal Applied Data, may be "material, nonpublic information" for purposes of federal or state securities laws, the awareness of which prohibits Supplier and its employees, contractors, representatives and agents from (i) buying or selling Applied's securities (stock, options, etc.) (i.e., "insider trading") and (ii) passing Confidential Information on to anyone who may buy or sell

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

Applied securities (i.e., "tipping"), until after the information has been disclosed to the public and absorbed by the market. Without limiting any of Supplier's other obligations under this Agreement, Supplier will comply with all federal and state securities laws prohibiting insider trading and tipping, and shall immediately notify Applied in the event of any insider trading or tipping by Supplier or its employees, contractors, representatives or agents of which it becomes aware.

(h) NO GRATUITY; FCPA. Supplier will not offer or give any gratuity to induce any person or entity to enter into, execute or perform the Agreement or any other agreement with Applied. Supplier further represents that it has knowledge and understanding of the Foreign Corrupt Practices Act of the United States of America, and that no principal, partner, officer, director or employee of Supplier is or will become an official of any governmental body of any country (other than the U.S.) in which Supplier provides goods or services for Applied during the Term. Supplier agrees that it shall not, in the conduct of its performance under this Agreement, and with regard to any funds, assets, or records relating thereto, offer, pay, give, or promise to pay or give, directly or indirectly, any payment or gift of any money or thing of value to (i) any non-U.S. government official to influence any acts or decisions of such official or to induce such official to use his influence with the local government to effect or influence the decision of such government in order to assist Supplier in its performance of its obligations under this Agreement or to benefit Applied; (b) any political party or candidate for public office for such purpose; or (ii) any person if Supplier knows or has reason to know that such money or thing of value will be offered, promised, paid, or given, directly or indirectly, to any official, political party, or candidate for such purpose. In the event of any breach by Supplier of this Section, (1) Applied will have a lawful claim against Supplier for any funds and/or the value of property paid by Supplier in breach of this provision, (2) Supplier will automatically surrender any claim for fees and other payments due under this Agreement, and (3) this Agreement will automatically be rendered void.

(i) APPLICABLE LAW, JURISDICTION, VENUE. This Agreement shall be governed by and construed under the laws of California, excluding its conflicts of law rules. Items shall be deemed and shall qualify as goods under the Uniform Commercial Code as adopted in California. Any suit arising out of this Agreement, at law or in equity, shall be brought in a state or federal court in California or Texas, the jurisdiction of which state or federal court includes Santa Clara County, California or Travis County, Texas, provided that such court has jurisdiction over the subject matter of the suit. Each Party consents to personal jurisdiction in the above courts. Supplier further consents to such venue as Applied selects in any of such courts.

(j) CISG. With respect to transactions to which the 1980 United Nations Convention on Contracts for the International Sale of Goods ("CISG") would otherwise apply, the rights and obligations of the parties under the Agreement shall not be governed by the provisions of the CISG.

(k) GENERAL REPRESENTATIONS. Supplier represents and warrants as follows: (i) Supplier is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; and (ii) Supplier's execution and delivery of this Agreement and Supplier's performance of its obligations hereunder will not (1) violate any provision of the charter, bylaws or other governing document of Supplier, or (2) conflict with, result in a breach of, or constitute a default under, any other agreement or arrangement by which Supplier is bound.

(l) FORCE MAJEURE. If and to the extent that a Party's performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions, revolutions, strikes, labor disputes or any other similar cause beyond the reasonable control of such Party (each, a "Force Majeure Event"), then the non-performing, hindered or delayed Party shall be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues; provided, that such Party continues to use commercially reasonable efforts to

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL
recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means. Notwithstanding the preceding sentence, if the Force Majeure Event continues for a period of more than thirty (30) days, Applied may terminate this Agreement effective upon delivery of notice to Supplier and such termination shall be deemed a termination pursuant to Section 21(a)(ii). The Party whose performance is prevented, hindered or delayed by a Force Majeure Event shall promptly notify the other Party in writing of the occurrence of a Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event.

(m) NO AGENCY. Each Party shall be deemed to be an independent contractor and not an agent, joint venturer or representative of the other Party, and neither Party may create any obligations or responsibilities on behalf of or in the name of the other Party. Each Party also agrees not to make false or misleading statements, claims or representations about the other Party, its products or the relationship of the parties.

(n) CUMULATIVE REMEDIES. The rights and remedies of Applied provided under this Agreement are not exclusive, and may be exercised, alternatively or cumulatively, with any other rights and remedies available to Applied under this Agreement or in law or in equity.

(o) AMENDMENTS AND MODIFICATIONS; CAPTIONS AND CONSTRUCTION. Except as provided in Section 2(c) (Updating Business Processes), amendments or revisions to this Agreement must be in writing, signed by both Applied and Supplier duly authorized representatives, traced by revision numbers and attached to the original of this Agreement. Captions in this Agreement are for the convenience of the Parties only and shall not affect the interpretation or construction of this Agreement. As used in this Agreement, "include" and "including" shall mean "without limitation." Time is of the essence with respect to Supplier's performance under this Agreement.

(p) COUNTERPARTS AND FACSIMILE. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed an original.

(q) NOTICES. Any notice, consent or approval required or permitted under this Agreement shall be in writing (unless otherwise expressly stated) and shall be deemed given when delivered (1) personally; (2) by postage prepaid registered or certified airmail, return receipt requested; (3) by express courier; (4) by facsimile with confirmation of delivery; or (5) by email with confirmation of delivery. Either Party may change the person(s) and/or address(es) designated above effective ten (10) days following delivery of notice of such change(s).

SatCon Technology Corporation          Pres/CEO: David Eisenhaure
161 First Street                       Sr. VP/GM: Mike Williams
Cambridge, MA 02142                    VP/GMBusiness Development: Todd Jackson
Phone:  617/661-0540
Fax: 617/661-3373
E-Mail: eisenhaure@satcon.com


Applied:


       Applied Materials, Inc.
       For Contract Issues
       Joe David
       SAT Lead - OEM/SCM

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

Phone: 512/272-2843
Fax: 512/272-3908     Attn: Supplier Account Team Lead
E-Mail:joe_david@amat.com

For Applied's Customer and Productivity Support (CPS) Division:

Bob Parker
CPS Representative
Phone: 512/272-0008
Fax:  512/272-3068    Attn: CPS Representative
E-Mail:robert_parker@amat.com

(r) FOREIGN TRANSLATION. This Agreement is written in the English language. The English text of this Agreement shall prevail over any translation thereof.

(s) ENTIRE AGREEMENT. This Agreement, including its Attachments, sets forth the entire understanding and agreement of the Parties as to the subject matter of this Agreement and supersedes all prior agreements, understandings, proposals and representations, oral or written, between the parties as to the subject matter. In the event of any conflict between or among any documents which are part of this Agreement, the following order of precedence shall apply: (i) Global Supply Agreement; (ii) Attachment 1; (iii) other Attachments; (iv) Specifications; and (v) Authorized Demand Signal.

[INTENTIONAL BLANK SPACE]

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

By execution hereof, the person signing for Supplier below hereby certifies, represents and warrants that he/she has read this Agreement and that he/she is duly authorized to execute this Agreement on behalf of the Supplier.

Accepted:

APPLIED MATERIALS, INC.                       SATCON TECHNOLOGY CORPORATION

BY:                                           BY:
Signature /s/ Giovanni Ghisletti              Signature /s/ David B. Eisenhaure


Printed Name Giovanni Ghisletti               Printed Name  David B. Eisenhaure

Title: Senior Manager - OEM SCM               Title: President and CEO

Date:  November 22, 2002                      Date:  November 21, 2002

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

Table of Attachments

                         No.      Name
                         -------------------------------------------------------
                         1        List of Items and Pricing Mechanism
                         2        Unit Packaging Label Specification
                         3a       Packaging Specification (0250-00098)
                         3b       Marking Specification (0250-01033)
                         4        Transportation Routing Guide
                         5        ERS Program Guidelines
                         6        Payment Discrepancy Process
                         7        Technology Escrow Agreement
                         8        Supplier Corrective Action Request
                         9        Refurbishments Agreement
                         10       Supplier Performance Plan
                         11       Supplier First Article Requirements
                         12       Supplier Problem Sheet
                         13       Supplier Notification Form
                         14       ECO Process requirements
                         15       Supplier Quality Requirements
                                     Exhibit 1: Quality Remit Doc
                                     Exhibit 2: Process Qualification Program
                                     Exhibit 3: SSQA Training Guidelines
                                     Exhibit 4: Supplier Improvement Roadmap
                         16       Supplier Hub Amendment
                         17       Certificate of Destruction
                         18       Special Process Supplier List
                         19       On-Site Rep Agreement
                         20       Applied Tooling Requirements

  GSA-Rev D
  SatCon 11-2002

                             APPLIED MATERIALS, INC.
                                  CONFIDENTIAL

                           TECHNOLOGY ESCROW AGREEMENT

THIS TECHNOLOGY ESCROW AGREEMENT ("Escrow Agreement") is among APPLIED MATERIALS, INC., having a place of business in Santa Clara, California ("Applied"); DSI Technology Escrow Services, Inc., having a place of business in California ("Escrow Agent"); and any additional party signing the Acceptance Form attached to this Agreement ("Supplier"), who collectively may be referred to in this Agreement as the parties ("Parties")

                                    RECITALS

          A. Applied and Supplier have entered into a supply agreement (the "Supply Agreement") pursuant to which Supplier has agreed to manufacture and supply certain vital items (the "Vital Items") to Applied.

          B. The Supply Agreement requires Supplier and Applied to enter into an escrow agreement that provides for Supplier's deposit of all materials required to manufacture the Vital Items with an escrow agent for release to Applied in certain circumstances.

          C. The Parties desire to protect the confidentiality of the Escrow Materials (as defined herein).

          NOW, THEREFORE, the Parties agree as follows:

                                    AGREEMENT

1. DEFINITIONS. All capitalized terms not expressly defined in this Agreement that are expressly defined in the Supply Agreement have the meanings stated in the Supply Agreement. For purposes of this Agreement, the following definitions apply:

       (a) "Vital Item" or "Vital Items" means an Item that, at any time, Applied is not able to replace with a reasonably practicable commercial alternative within six (6) months or less of Applied desiring to do so. Any Item identified as a Vital Item will be so designated on Attachment 1 of the Supply Agreement.

       (b) "Item" or "Items" means a component, equipment, material, subassembly or other goods and related software and services specified in (i) Attachment 1 of the Supply Agreement, (ii) an Authorized Demand Signal, or (iii) a purchase order delivered by Applied to Supplier prior to the Effective Date of the Supply Agreement and undelivered as of such date.

       (c)"Applied IP Rights" means all rights, whether registered or unregistered, arising from or relating to patents, copyrights, trade secrets, trademarks, service marks, trade names, mask works, moral rights and other proprietary rights in any jurisdiction in and to (i) all inventions, discoveries, works of authorship, know-how, technical information, work

Escrow Agreement rev. 2 (5/31/02)
SatCon (11-2002)
       product, Confidential Information, and/or other information and (ii) any improvements, enhancements or modifications related thereto, which are made, conceived or developed by Applied, Supplier or its Sub-tier Suppliers, either alone or with others, arising out of or related to the work performed under the Supply Agreement or based on or derived from the foregoing.

       (d) "Supplier IP Rights" means all rights, whether registered or unregistered, arising from or relating to patents, copyrights, trade secrets, trade marks, service marks, trade names, mask works, moral rights and other proprietary rights in any jurisdiction in and to (i) all inventions, discoveries, works of authorship, know-how, technical information, work product and/or other information, and (ii) any improvements, enhancements or modifications related thereto, which are made, conceived or developed by Supplier or Sub-tier Suppliers independent of Applied's personnel, Applied's IP Rights, and work performed under the Supply Agreement, either prior to or after the Effective Date of the Supply Agreement.

2. ESCROW MATERIALS. "Escrow Materials" means all materials required to manufacture the Vital Items, including but not limited to the materials identified in Exhibit B (Escrow Materials) to this Agreement. All Escrow Materials must be in English.

3. DEPOSITS. Within ten (10) days after the execution of this Agreement by all Parties, Supplier will deliver to the Escrow Agent a copy of the Escrow Materials in existence as of the date of execution of this Agreement (the "Initial Deposit"). In addition, within thirty (30) days after any Supplier completes any substantial modification to any Vital Item or to the methods of manufacturing any Vital Item, Supplier will deliver a complete set of updated Escrow Materials for such Vital Item (a "Subsequent Deposit") to the Escrow Agent. Notwithstanding the foregoing, Supplier will make a Subsequent Deposit containing the then-current set of Escrow Materials for all Vital Items at least once every six (6) months or as otherwise may be required under the Supply Agreement. Supplier shall deliver a replacement copy of the Escrow Materials within ten (10) days of receipt of any notice issued by the Escrow Agent pursuant to PARAGRAPH 5 (Storage of Materials; Inspection). Once deposited with the Escrow Agent, no Escrow Materials will be destroyed or released except as provided in PARAGRAPH 7 (Term) or PARAGRAPH 11 (Delivery of Escrow Materials to Applied).

4. RECEIPTS BY ESCROW AGENT. Supplier will furnish to the Escrow Agent Exhibit Bs in triplicate describing the Initial Deposit and each Subsequent Deposit. The Escrow Agent will issue a receipt in the form of a dated and signed Exhibit B for all Escrow Materials received and accepted by Escrow Agent and will forward copies of such Exhibit Bs to both Applied and Supplier. Upon each deposit of the Escrow Materials, the Escrow Agent shall perform the inspection tests required in accordance with its then standard inspection processes. During the inspection, the Escrow Agent shall compare the quantity, type, labeling, and legibility of the labels of the Escrow Material to the Exhibit B. If a discrepancy exists between the labeling of

Escrow Agreement rev. 2 (5/31/02)
SatCon (11-2002)

                                       2.

the Escrow Material and Exhibit B, Escrow Agent will note the discrepancy on the Exhibit B, date and sign the Exhibit B with exceptions noted, and mail a copy thereof to Applied and Supplier. If Applied or Supplier deem necessary, Supplier will correct the discrepancy by depositing corrected Escrow Materials and Exhibit B.

5. STORAGE OF MATERIALS; INSPECTION. The Escrow Agent will establish under its control a receptacle for the purpose of storing the Escrow Materials in safekeeping in an appropriate physical facility and will allow the inspection of the Escrow Materials by an independent third party designated by Applied and Supplier to perform audits (`Independent Agent') to confirm that each Deposit is complete or, at the Independent Agent and/or Applied's request and expense, will perform such inspection itself. Any inspection by the Independent Agent will be done in the presence of an authorized representative of the Escrow Agent. The Independent Agent will notify Supplier at least ten (10) days before any requested inspection and Supplier will have the right to attend the inspection as scheduled by the Escrow Agent and the Independent Agent. Authorized representatives of the Escrow Agent will have access to the Escrow Materials to the extent necessary for the Escrow Agent to perform its obligations under this Escrow Agreement. The Escrow Agent shall notify Applied and Supplier if it becomes aware at any time during the term of the Escrow Agreement that the copy of the Escrow Materials held by it has been lost, damaged or destroyed.

6. RECORDS. The Escrow Agent will keep complete written records of the activities undertaken and the materials prepared and delivered to the Escrow Agent pursuant to this Escrow Agreement. Supplier or Applied will be entitled at reasonable times during normal business hours, and upon reasonable notice to the Escrow Agent, to inspect the records of the Escrow Agent with respect to the Escrow Materials and to inspect the facilities of the Escrow Agent. (Applied or Supplier, whomever is paying) will pay for all of Escrow Agents expenses regarding the audit inspection including but not limited to third party travel, wages, and lodging associated with any non local travel, provided that Applied has approved estimates of expenses in advance of Escrow Agent providing services. Upon the completion of each deposit and upon the written request of either Applied or Supplier, the Escrow Agent shall forward to both Applied and Supplier a copy of the Exhibit B recording the inventory of the latest deposit. Escrow Agent will issue to Supplier and Applied a report profiling the account history at least semi-annually. The Escrow Agent may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

7. TERM. This Escrow Agreement will be effective upon execution by all three Parties and will terminate only if and when (a) all of the Escrow Materials are delivered to Applied pursuant to PARAGRAPH 11 (Delivery of Escrow Materials to Applied), (b) any arbitration initiated under PARAGRAPH 17 (Arbitration) has been completed upon notification by arbitrator (unless the result of such arbitration is that the Escrow Materials are to be returned to the Escrow Agent, in which case this Escrow Agreement will remain in effect); (c) upon joint instruction that Supplier has ceased doing business with Applied and/or Applied's subassemblers, and (d) if Escrow Agent does not receive fees for maintaining the escrow in accordance with Paragraph 18. Subassemblers has the meaning set forth in the Supply Agreement. Any Escrow Materials with the Escrow Agent after termination shall be returned to Supplier.

Escrow Agreement rev. 2 (5/31/02)
SatCon (11-2002)

                                       3.

8. TERMINATION FOR NONPAYMENT. In the event of the nonpayment of fees owed to Escrow Agent, the Escrow Agent shall provide written notice of delinquency to the Parties of this Agreement affected by such delinquency. Any such party shall have the right to make the payment to the Escrow Agent to cure the default. If the past due payment is not received in full by the Escrow Agent within one month of the date of such notice, then at any time thereafter the Escrow Agent shall have the right to terminate this Agreement to the extent it relates to the delinquent party by sending written notice of termination to such affected Parties. The Escrow Agent shall have no obligation to take any action under this Agreement so long as any payment due to the Escrow Agent remains unpaid.

9. DISPOSITION OF DEPOSIT MATERIALS UPON TERMINATION. Upon termination of this Agreement, the Escrow Agent shall destroy, return, or otherwise deliver the Escrow Materials in accordance with the Supplier's instructions. If there are no instructions, the Escrow Agent may, at its sole discretion, destroy the Escrow Materials or return them to Supplier.

10. RELEASE EVENTS. The following events ("Release Events") will give Applied the right to receive the Escrow Materials from the Escrow Agent pursuant to PARAGRAPH 11 (Delivery of Escrow Materials to Applied):

     (a) Supplier ceases its business operations generally, becomes insolvent or is the subject of a petition in bankruptcy or for reorganization or receivership, or ceases to function as a going concern or to conduct its operations in the normal course of business as previously conducted;

     (b) Supplier ceases to manufacture Vital Items or fails to provide warranty and out-of-warranty support for the Vital Items;

     (c) Any breach including by way of example, anticipatory breach, by Supplier of any term or provision of the Supply Agreement, or Supplier's failure or inability to meet committed delivery dates set forth in the Supply Agreement resulting from any force majeure event (even if such event would otherwise excuse Supplier from performance of delivery obligations);

     (d) Supplier fails consistently to deliver Vital Items to Applied meeting the applicable warranty and quality standards in the quantities required in accordance with the capacity requirements agreed upon;

     (e) Supplier fails to provide Applied with the agreed upon advance notice of not less than six months of its intent to not enter into a follow-on agreement or otherwise allow Applied to extend the Initial Term of the Supply Agreement;

     (f)  Any termination by Applied for Default.

     (g)  Supplier's non-payment of fees due under this escrow arrangement.

Escrow Agreement rev. 2 (5/31/02)
SatCon (11-2002)

                                       4.

11. DELIVERY OF ESCROW MATERIALS TO APPLIED. The Escrow Agent agrees, and is hereby specifically authorized, to provide the Escrow Materials to Applied immediately upon written notice by Applied (a "Release Notice") that one or more of the Release Events has occurred, and to provide Supplier with a copy of the Release Notice. The Release Notice must identify which Release Event or Release Events have occurred. If such notice does not identify Release Event by Section and Subsection, the release process will be halted until the Escrow Agent confirms the specific Release Event.

12. BANKRUPTCY. Supplier and Applied acknowledge that this Escrow Agreement is an "agreement supplementary to" the Supply Agreement as provided in Section 365(n) of Title 11, United States Code (the "Bankruptcy Code"). Supplier acknowledges that if Supplier, as a debtor in possession or a trustee in bankruptcy in a case under the Bankruptcy Code, rejects the Supply Agreement or this Escrow Agreement, Applied may elect to retain its rights under the Supply Agreement and this Escrow Agreement as provided in Section 365(n) of the Bankruptcy Code. Upon written request of Applied to Supplier or the bankruptcy trustee, Supplier or such bankruptcy trustee will not interfere with the rights of Applied as provided in the Supply Agreement and this Escrow Agreement, including the right to obtain the Escrow Materials.

13. LICENSE GRANT. Supplier, hereby grants to Applied an irrevocable, non-exclusive, paid-up and royalty-free, world-wide, transferable, unrestricted right and license under Supplier IP Rights, with rights of sub-license, and effective as of the date of this Agreement, to make, have made, use, sell, copy, distribute, import, improve, and offer for sale Vital Items. This license includes the right for Applied to improve, modify, create derivative works of, or otherwise change the Supplier IP Rights. Applied agrees that it will refrain from exercising its rights under the foregoing license unless and until a Release Event has occurred.

14. DELIVERY SITE; TITLE. Delivery of the Escrow Materials to Applied, or return of the Escrow Materials to Supplier, will be at the offices of the Escrow Agent at 9265 Sky Park Ct., Suite 202, San Diego, CA 92123, unless special delivery instructions concerning delivery elsewhere are furnished to the Escrow Agent by the party authorized hereunder to receive the Escrow Materials. Title to copies of the Escrow Materials will pass (a) to the Escrow Agent, upon delivery thereof to the Escrow Agent when deposits are made pursuant to PARAGRAPH 3 (Deposits), (b) to Applied, upon delivery thereof to Applied pursuant to PARAGRAPH 11 (Delivery of Escrow Materials to Applied), and (c) to Supplier, upon delivery after termination pursuant to PARAGRAPH 7 (TERM).

15. OBLIGATIONS OF ESCROW AGENT: CONFIDENTIALITY. The Escrow Agent will be responsible for the acceptance, storage, and delivery of the Escrow Materials in accordance with the terms of this Escrow Agreement and for the exercise of due diligence in accordance with at least the high level of care with which the Escrow Agent protects its own valuable materials, but in no case shall such care be less than best practices generally accepted by other service providers within the escrow industry. Except as provided in PARAGRAPH 4 (Receipt by Escrow Agent) and PARAGRAPH 5 (Storage of Materials; Inspection), the Escrow Agent will have no obligation or responsibility (a)

Escrow Agreement rev. 2 (5/31/02)
SatCon (11-2002)

                                       5.

to verify that the Escrow Materials deposited with the Escrow Agent by Supplier do, in fact, consist of those items that Supplier is obligated to deliver under this Escrow Agreement or (b) to verify the existence, relevance, completeness, currency, or accuracy of the Escrow Materials. The Escrow Agent will be entitled to act in good faith reliance upon any written instruction, instrument, or signature believed in good faith to be genuine and to assume in good faith that any person purporting to give any writing, notice, advice, or written instruction in connection with, or relating to, this Escrow Agreement has been duly authorized to do so.
If the arbitrator determines that the Escrow Materials should not have been delivered to Applied pursuant to Paragraph 11, Applied will return the original Escrow Materials to the Escrow Agent and certify in writing that it has destroyed any copies it made of such Escrow Materials. The Escrow Agent agrees to maintain all Escrow Materials coming into its possession under this Agreement in strictest confidence.
The Escrow Agent shall have no right to use either the Supplier's or Applied's trademarks or trade names or to refer to this Agreement or the services performed hereunder, directly or indirectly, in connection with any product, service, promotion or publication, without the prior written consent of the Supplier or Applied, as the case may be.

16. WARRANTIES. Escrow Agent represents and warrants that it will carry out its obligations under this Agreement with the standard of reasonable care and skill expected of an expert supplier of technology escrow services, will use sufficient technically competent and properly trained staff and will act in accordance with best industry practice.
Supplier represents and warrants that the Escrow Materials shall contain all information on suitable and accessible media to enable a reasonably skilled manufacturing professional to understand, manufacture, maintain and support the latest version and design of Vital Items provided to Applied under the Supply Agreement without the assistance of any other person.

17. ARBITRATION. After the Escrow Agent's delivery of the Escrow Materials to Applied pursuant to PARAGRAPH 11 (Delivery of Escrow Materials to Applied), if Supplier disputes the delivery of the Escrow Materials to Applied by the Escrow Agent, such dispute will be settled by arbitration before a single arbitrator selected in accordance with the rules of the American Arbitration Association ("AAA"), to take place in Santa Clara County, California, within thirty (30) days following Applied's delivery of a Release Notice to the Escrow Agent pursuant to PARAGRAPH 11 (Delivery of Escrow Materials to Applied), in accordance with the rules of commercial arbitration of the AAA. The arbitrator will be instructed to render an award within fifteen (15) days after the end of the hearing, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

18. COMPENSATION. The Escrow Agent is entitled to be paid its standard fees and expenses applicable to the services provided. The Escrow Agent shall notify the party responsible for payment of the Escrow Agent's fees at least 60 days prior to any increase in fees. For any service not listed on the Escrow Agent's standard fee schedule, the Escrow Agent will provide a quote prior to rendering the service, if requested. The Escrow Agent shall not be required to perform any service unless the payment for such service and any outstanding balances owed to the Escrow Agent are paid in full. Fees are due upon receipt of a signed contract or receipt of the Escrow Materials whichever is earliest. If invoiced fees are not paid, the Escrow Agent may

Escrow Agreement rev. 2 (5/31/02)
SatCon (11-2002)

                                       6.

terminate this Agreement in accordance with Paragraph 8. Late fees on past due amounts shall accrue interest at the rate of one percent per month (12% per annum) from the date of invoice.

19. INDEMNIFICATION. Supplier and Applied each agree to indemnify, defend and hold harmless Escrow Agent from any and all claims, demands, actions, damages, arbitration fees and expenses, costs, attorneys fees and other liabilities which may be incurred by Escrow Agent, prior to, and in the event of adjudication, settlement or award, arising from any third party claims or claims in litigation or arbitration arising from the performance of its duties hereunder, provided that such litigation or arbitration shall not have resulted from any action taken or omitted by Escrow Agent for which it is negligent, or have engaged in willful misconduct or breached its obligations as set forth in this Agreement.

20. DISCHARGE OF ESCROW AGENT. In the event that renewal fees have not been paid by Supplier, and Applied has declined the opportunity to pay the renewal fees, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation to Supplier and Applied specifying a date when such resignation will take effect, which date must be at least sixty (60) days after the date of receipt of such notice. Prior to the effective date of such resignation, Supplier will arrange for the services of a new escrow agent selected by Applied, and Supplier and Applied agree to execute and deliver another escrow agreement with the new escrow agent having substantially the same terms as this Escrow Agreement. When Supplier notifies the Escrow Agent of the name and address of the new escrow agent, the Escrow Agent will forward the Escrow Materials to the new escrow agent. If Escrow Agent does not receive instructions within 60 days after the date of Applied's receipt of Escrow Agent's resignation notice, the Escrow Agent will terminate the Agreement and return the Escrow Materials to Supplier.

21. MODIFICATION. These escrow instructions are irrevocable except as they may be revoked or modified by written consent of Applied, Supplier and the Escrow Agent, jointly.

22. GOVERNING LAW. This Escrow Agreement will be governed by the laws of the State of California as such laws apply to agreements entered into and to be performed entirely within California by California residents.

23. NOTICE. All notices required by this Escrow Agreement will be sufficiently given upon delivery if given in person with a signed receipt, or:

     (a) if given by facsimile transmission, upon acknowledgment of receipt of electronic transmission;

     (b) if given by a nationally recognized overnight courier service, one (1) business day after deposit with such service; or

     (c) if given by registered or certified mail (postage prepaid, return receipt requested), five (5) days after deposit in the mail.

     All such notices will be addressed as follows:

Escrow Agreement rev. 2 (5/31/02)
SatCon (11-2002)

                                       7.

     If to Applied: Applied Materials, Inc.
          9700 U.S. Hwy 290 East, M/S 3100/53
          Austin, TX 78724-1199
          Fax: (512) 272-3045
          Attn: Escrow Administrator for Direct Materials c/o Legal Department with a copy to:
          Applied Materials, Inc.
          974 E. Arques,
          Sunnyvale, CA 94086
          Fax:
          Attn: Managing Director, SCM

     If to Escrow Agent:
     DSI Technology Escrow Services, Inc.
     9265 Sky Park Ct., Suite 202,
     San Diego, CA  92123
     Tel. (858) 499-1600
     Fax:  (858) 694-1919
     Attention:  DSI Contract Administrator

     or to such other person or address as the Parties may from time to time designate in a writing delivered pursuant to this PARAGRAPH 22 (Notice). All other communications will be sent by First class mail.

24. SEVERABILITY. If any provision of this Escrow Agreement is unenforceable or invalid under any applicable law, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and such unenforceable or invalid provision will be changed and interpreted so as to best accomplish the objectives of such provision within the limits of applicable law or applicable court decisions.

25. WAIVER. The failure of any party to require performance by another party of any provision will not affect the full right to require such performance at any time thereafter, nor will the waiver by any party of a breach of any provision of this Escrow Agreement by any other party be taken or held to be a waiver of the provision itself.

26. COUNTERPARTS. This Escrow Agreement may be executed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

27. SURVIVAL. The following provisions will survive any termination of this Agreement pursuant to PARAGRAPH 11 (Delivery of Escrow Materials to Applied):
PARAGRAPHS 13 (License Grant), 17 (Arbitration), 19 (Indemnification), 22 (Governing Law), 23 (Notice), 24 (Severability), 25 (Waiver), 26 (Counterparts) and 28 (Entire Agreement).

Escrow Agreement rev. 2 (5/31/02)
SatCon (11-2002)

                                       8.

28. ENTIRE AGREEMENT. This Escrow Agreement, together with any schedules hereto, and the Supply Agreement, constitute the entire agreement between the Parties with respect to the subject matter hereof. This Escrow Agreement supersedes oral, written, or other communications concerning the subject matter of this Escrow Agreement. The terms of this Escrow Agreement may not be altered, amended, or modified except in a writing signed by a duly authorized representative of each party, except that Applied and Supplier may agree in writing to modify the Release Events or the Escrow Materials required to be placed and held in escrow hereunder, and the Escrow Agent's consent to any such amendment will not be required provided that a copy of any such amendment is furnished to the Escrow Agent. The Escrow Agent is not a party to the Supply Agreement between Applied and Supplier and has no knowledge of any terms of such Supply Agreement.

IN WITNESS WHEREOF, the Parties have caused this Escrow Agreement to be executed as of the last date written below.

APPLIED MATERIALS, INC.

By:
    ---------------------------------------

Title:
       ------------------------------------

Date:
      -------------------------------------

ESCROW AGENT:
              ------------------------------------

By:
    -------------------------------------------------

Title:
       ----------------------------------------------

Date:
      -----------------------------------------------

Escrow Agreement rev. 2 (5/31/02)
SatCon (11-2002)

                                       9.

                                                                       EXHIBIT B

                        DESCRIPTION OF DEPOSIT MATERIALS

Supplier Company Name __________________________________________________________

Supply Agreement # and date ____________________________________________________

Account Number _________________________________________________________________

Part Number ____________________________________________________________________
(PART NUMBER WILL APPEAR AS THE EXHIBIT B NAME ON ACCOUNT HISTORY REPORT)

SUPPLIER AGREES THAT IT WILL DELIVER, IN ITS OWN ENVELOPE FOR EACH VITAL ITEM PART NUMBER, THE COMPLETED EXHIBIT B TOGETHER WITH ALL MATERIALS NOTED BELOW RELATING TO SUCH SPECIFIC PART NUMBER. ADDITIONALLY, THE SUPPLIER WILL CLEARLY MARK THE OUTSIDE OF THE INDIVIDUAL ENVELOPE WITH THE APPLICABLE PART NUMBER.

DEPOSIT MATERIAL DESCRIPTION:
(CHECK ALL THAT APPLY AND PROVIDE INFORMATION CHECKED ALONG WITH THIS EXHIBIT B) / /Details of the deposit, full name, document type and date of information.
/ /Detailed description including make, model, part number of manufacturing equipment, tooling, Test fixtures and test equipment required to manufacture and test the Vital Items.
/ /Design drawings and shop drawings including an index of all deposited drawings.
/ /Bill of Materials for the Vital Items.
/ /List of contact information for all sub-tier suppliers.
/ /Flow Chart and related documentation describing internal manufacturing processes.
/ /Name and contact details of employees with knowledge of how to use the Escrow Materials to manufacture, maintain and support the Vital Items.
/ /Software

Quantity     Media Type & Size                         Label Description of Each Separate Item
                                                (PLEASE USE OTHER SIDE IF ADDITIONAL SPACE IS NEEDED)
/ /          Disk 3.5" or ___
/ /          DAT tape ____mm
/ /          CD-ROM
/ /          Data cartridge tape ____
/ /          TK 70 or ____ tape
/ /          Magnetic tape ____
/ /          Documentation
/ /          Other ______________________

PRODUCT DESCRIPTION FOR SOFTWARE BEING PROVIDED:

Escrow Agreement rev. 2 (5/31/02)
SatCon (11-2002)

                                       10.

Operating System Environment____________________________________________________
Hardware Platform_______________________________________________________________

DEPOSIT COPYING MATERIAL INFORMATION:

Is the media encrypted? Yes / No If yes, please include any passwords and the decryption tools.
Encryption tool name____________________________ Version________________________

Hardware required_______________________________________________________________
Software required_______________________________________________________________
Other required information______________________________________________________

I certify for SUPPLIER that the above    DSI has inspected and accepted the
described Deposit Materials have been    above materials (ANY EXCEPTIONS ARE
transmitted to DSI:                      NOTED ABOVE):

Signature                                Signature
         ------------------------------           ------------------------------
Print Name                               Print Name
          -----------------------------            -----------------------------
Date                                     Date Accepted
    -----------------------------------               --------------------------
                                         Exhibit B#
                                                   -----------------------------

Send materials to: DSI, 9265 Sky Park Ct., Suite 202, San Diego, CA 92123 (858) 499-1600

Escrow Agreement rev. 2 (5/31/02)
SatCon (11-2002)

                                       11.

                                   SCHEDULE 2
                                  FEE SCHEDULE


Escrow Agreement rev. 2 (5/31/02)
SatCon (11-2002)

                                       12.

                                    SUPPLIER
                                 ACCEPTANCE FORM

                      Account Number ______________________

Supplier, Applied Materials, Inc ("Applied") and DSI Technology Escrow Services, Inc. ("DSI"), hereby acknowledge that_______________________________ is the
Supplier referred to in the Master Preferred Escrow Agreement ("Agreement") effective__________, 20___ with DSI as the Escrow Agent. Supplier hereby agrees to be bound by all provisions of such Agreement.

The agreement is hereby amended to read as:
Paragraph 11, line 3 after "notice" add "and specified Exhibit B number" and line 5 after "occurred" add "and specified Exhibit B number". Add as new sentence to end of Paragraph 11, "DSI will use its best efforts to release only the appropriate Exhibit B number level."

The Definition of (c) "Applied's IP Rights" is hereby amended to read:

(c) "Applied's IP Rights" means all rights, whether registered or unregistered, arising from or relating to patents, copyrights, trade secrets, trademarks, service marks, trade names, mask works, moral rights and other proprietary rights in any jurisdiction in and to (i) all inventions, discoveries, works of authorship, know-how, technical information, work product, Confidential Information, and/or other information that are obtained by Supplier from Applied, whether directly or indirectly, in the course of performing work under this Agreement (built-to-print); and (ii) any improvements, enhancements or modifications to subsection (i). For all non built-to-print Items the parties shall enter into a separate written agreement to address applicable ownership and license rights to technologies jointly developed during the course of this Agreement.

Definitions are hereby amended to add the following:

(e) "Application" means the U.S. patent application entitled Integrated Magnetic Levitation and Rotation System, filed on October 26, 1995, Serial Number 08/548,692.

(f) "Foundation Patent" means the U.S. patent issuing from the Application, namely, U.S. Patent Number 5,818,137 entitled "Integrated Magnetic Levitation and Rotation System," issued October 6, 1998, and any division continuation, continuation-in-part (to the extent embodied in the bearing, as defined below) or reissue thereof, or any foreign counterpart thereof.

(g) "Bearing" means the magnetically levitating bearing, motor and associated hardware covered by the issued claims of the Foundation Patent, along with the supporting software therefore.

Further, solely with respect to the Application, Foundation Patent and Bearing as defined above, this agreement is amended as follows:

Escrow Agreement rev. 2 (5/31/02)
SatCon (11-2002)

                                       13.

Paragraph 7, "Term" is hereby amended to read:

7. TERM. This Escrow Agreement will be effective upon execution by all three parties and shall be co-terminus with the Supply Agreement except in case of a Termination for Default under the Supply Agreement [Section 21 (a)(ii)] for which this Escrow Agreement shall terminate no later than ten (10) days from the date of Applied's second Notice to Terminate to Supplier. Otherwise the Escrow Agreement will terminate only if and when (a) all of the Escrow Materials are delivered to Applied pursuant to PARAGRAPH 11 (Delivery of Escrow Materials to Applied), (b) any arbitration initiated under PARAGRAPH 17 (Arbitration) has been completed upon notification by arbitrator (unless the result of such arbitration is that the Escrow Materials are to be returned to the Escrow Agent, in which case this Escrow Agreement will remain in effect); (c) upon joint instruction that Supplier has ceased doing business with Applied and/or Applied's subassemblers, and (d) if Escrow Agent does not receive fees for maintaining the escrow in accordance with Paragraph 18. Subassemblers has the meaning set forth in the Supply Agreement. Any Escrow Materials with the Escrow Agent after termination shall be returned to Supplier.

Paragraph 10, "Release Events" is hereby amended to read:

10. RELEASE EVENTS. The following events (each a "Release Event") will give Applied the right to receive the Escrow Materials from the Escrow Agent pursuant to Paragraph 11 (Delivery of Escrow Materials to Applied):

          (a) Supplier's material breach of the Supply Agreement, subject to any cure period permitted in Section 21(a)(ii), and upon a royalty payment to SatCon from Applied of 10% of the current SatCon Contract Price at the time of the Release Event;

          (b) A Force Majeure Event pursuant to Section 27(l) of the Supply Agreement and upon a royalty payment to SatCon from Applied of 25% of the current SatCon Contract Price at the time of the Release Event;

          (c) Supplier ceases to manufacture the Item and upon Supplier's required 180 days advanced notice to Applied with an opportunity for Applied to make a last buy and upon a royalty payment to SatCon from Applied of 10% of the current SatCon Contract Price at the time of the Release Event;

          (d) Supplier becomes insolvent and files for bankruptcy (subject to Section 21(a) of the Supply Agreement) and upon a royalty payment to SatCon from Applied of 10% of the current SatCon Contract Price at the time of the Release Event. Notwithstanding the above, should Supplier enter into a sale of its assets or an acquisition upon its filing for bankruptcy, the Release Event shall become immediate.

Paragraph 11, "Delivery of Escrow Materials to Applied" is hereby amended to read:

11. DELIVERY OF ESCROW MATERIALS TO APPLIED. The Escrow Agent agrees, and is hereby specifically authorized, to provide the Escrow Materials to Applied immediately upon written

Escrow Agreement rev. 2 (5/31/02)
SatCon (11-2002)

                                       14.

notice by Applied (a "Release Notice") that one or more of the Release Events has occurred, and to provide Supplier with a copy of the Release Notice within five (5) business days prior to release of Escrow Materials. The Release Notice must identify which Release Event or Release Events have occurred. If such notice does not identify Release Event by Section and Subsection, the release process will be halted until the Escrow Agent confirms the specific Release Event.

Paragraph 12, "Bankruptcy" is hereby amended to apply solely to the filing of a Chapter 7 case under the Bankruptcy Code.

Paragraph 13, "License Grant " is hereby amended to read:

13. LICENSE GRANT. Supplier hereby grants to Applied an irrevocable, non-exclusive, world-wide, transferable, unrestricted right and license under Supplier IP Rights, with rights of sub-license, and effective as of the date of this Agreement, to make, have made, use, sell, copy, distribute, import, improve, and offer for sale Vital Items. This license includes the right for Applied to improve, modify, create derivative works of, or otherwise change the Supplier IP Rights. Applied agrees that it shall not exercise its rights under the foregoing license unless and until a Release Event has occurred and Applied has met all of its obligations under the Supply Agreement and this Escrow Agreement.

Paragraph 14, "Delivery Site; Title " is hereby amended to read:

14. DELIVERY SITE; TITLE. Delivery of the Escrow Materials to Applied, or return of the Escrow Materials to Supplier, will be at the offices of the Escrow Agent at 9265 Sky Park Ct., Suite 202, San Diego, CA 92123, unless special delivery instructions concerning delivery elsewhere are furnished to the Escrow Agent by the party authorized hereunder to receive the Escrow Materials. Title to copies of the Escrow Materials will pass (a) to the Escrow Agent, upon delivery thereof to the Escrow Agent when deposits are made pursuant to PARAGRAPH 3 (Deposits), (b) to Applied, upon delivery thereof to Applied pursuant to PARAGRAPH 11 (Delivery of Escrow Materials to Applied), and (c) to Supplier, upon delivery after termination pursuant to PARAGRAPH 7 (TERM).

Paragraph 17, "Arbitration " is hereby amended to read:

17. ARBITRATION. After the Escrow Agent's delivery of the Escrow Materials to Applied pursuant to PARAGRAPH 11 (Delivery of Escrow Materials to Applied), if Supplier disputes the delivery of the Escrow Materials to Applied by the Escrow Agent, such dispute will be settled by arbitration before a single arbitrator selected by Applied and Supplier in accordance with the rules of the American Arbitration Association ("AAA"), to take place in Santa Clara County, California, within thirty (30) days following Applied's delivery of a Release Notice to the Escrow Agent pursuant to PARAGRAPH 11 (Delivery of Escrow Materials to Applied), in accordance with the rules of commercial arbitration of the AAA. The arbitrator will be instructed to render an award within fifteen
(15) days after the end of the hearing, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

Escrow Agreement rev. 2 (5/31/02)
SatCon (11-2002)

                                       15.

Paragraph 18, "Compensation" is hereby amended to read:

18. COMPENSATION. The Escrow Agent is entitled to be paid its standard fees and expenses applicable to the services provided. The Escrow Agent shall notify the party responsible for payment of the Escrow Agent's fees at least 60 days prior to any increase in fees. For any service not listed on the Escrow Agent's standard fee schedule, the Escrow Agent will provide a quote prior to rendering the service, if requested. The Escrow Agent shall not be required to perform any service unless the payment for such service and any outstanding balances owed to the Escrow Agent are paid in full. Fees are due upon receipt of a signed contract or receipt of the Escrow Materials whichever is earliest. If invoiced fees are not paid, the Escrow Agent may terminate this Agreement in accordance with Paragraph 8. Late fees on past due amounts shall accrue interest at the rate of one percent per month (12% per annum) from the date of invoice. All costs and expenses for establishing and maintaining the escrow, including the Escrow Agent's fees and expenses, will be borne by Applied. In the event Applied shall fail to make any payment due to the Escrow Agent, the Escrow Agent shall so notify Supplier and afford Supplier the opportunity to make such payment in Supplier's sole discretion.

Paragraph 20, "Discharge of Escrow Agent" is hereby amended to read:

20. DISCHARGE OF ESCROW AGENT. In the event that renewal fees have not been paid by Applied, and Supplier has declined the opportunity to pay the renewal fees, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation to Supplier and Applied specifying a date when such resignation will take effect, which date must be at least sixty (60) days after the date of receipt of such notice. Prior to the effective date of such resignation, Applied will arrange for the services of a new escrow agent selected by the parties, and Supplier and Applied agree to execute and deliver another escrow agreement with the new escrow agent having substantially the same terms as this Escrow Agreement. When Applied notifies the Escrow Agent of the name and address of the new escrow agent, the Escrow Agent will forward the Escrow Materials to the new escrow agent. The cost of any such transfer will be borne by Applied. If Escrow Agent does not receive instructions within 60 days after the date of Applied's receipt of Escrow Agent's resignation notice, the Escrow Agent will terminate the Agreement and return the Escrow Materials to Supplier.

Paragraph 21, "Modification" is hereby amended to read:

21. MODIFICATION. These escrow instructions are irrevocable for the term of this Escrow Agreement except as they may be revoked or modified by written consent of Applied, Supplier and the Escrow Agent, jointly.

Escrow Agreement rev. 2 (5/31/02)
SatCon (11-2002)

                                       16.

Paragraph 23, "Notice" is hereby amended to read:

23.  NOTICE.

       All such notices will be addressed as follows:

       If to Supplier: Satcon Technology Corporation
                       7 Coppage Drive
                       Worcester, MA 01603
                       Fax: (508) 929-1408
               Attn: Todd Jackson

Paragraph 27, "Survival" is hereby amended to read:

27. SURVIVAL. The following provisions will survive any termination of this Agreement pursuant to PARAGRAPH 11 (Delivery of Escrow Materials to Applied):
PARAGRAPHS 17 (Arbitration), 19 (Indemnification), 22 (Governing Law), 23 (Notice), 24 (Severability), 25 (Waiver), 26 (Counterparts) and 28 (Entire Agreement).

Paragraph 28, "Entire Agreement"" is hereby amended as follows:
Line 2 after "Supply Agreement," add "and any applicable nondisclosure agreements".+

Except as specifically set forth herein, all terms and conditions in this Escrow Agreement shall remain in full force and effect.

Escrow Agreement rev. 2 (5/31/02)
SatCon (11-2002)

                                      17.

Notices and communications to Supplier
should be addressed to:                  Invoices should be addressed to:

Company Name:
             --------------------------  ---------------------------------------
Address:
        -------------------------------  ---------------------------------------
        -------------------------------  ---------------------------------------
        -------------------------------  ---------------------------------------
Designated Contact:                      Contact:
                   --------------------          -------------------------------
Telephone:
          -----------------------------  ---------------------------------------
Facsimile:                               P.O.#, IF REQUIRED:
          -----------------------------                     --------------------
E-Mail:
       --------------------------------

Verification Contact:
                     ------------------


SATCON TECHNOLOGY CORPORATION            APPLIED MATERIALS, INC.

By:                                      By:
   ------------------------------------     ------------------------------------
Name:                                    Name:
     ----------------------------------       ----------------------------------
Title:                                   Title:
      ---------------------------------        ---------------------------------
Date:                                    Date:
     ----------------------------------       ----------------------------------


DSI TECHNOLOGY ESCROW SERVICES, INC.

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------
Date:
     ----------------------------------

Escrow Agreement rev. 2 (5/31/02)
SatCon (11-2002)

                                       18.